                                                                     Exhibit 2.1

                                                                 CONFIDENTIAL RP



Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.




                               PROJECT "LATITUDE"




                          -----------------------------

                                 ASSET PURCHASE
                                    AGREEMENT
                          -----------------------------





RHONE-POULENC CHIMIE                      LEGAL AFFAIRS (PARIS)
25 quai Paul Doumer                       Tel:       33 1 4768 0864 FT
92408 Courbevoie Cedex                    Fax:       33 1 4768 1332
France
                                          LEGAL AFFAIRS (UK):
INGREDIENTS PHARMACEUTIQUES               Tel:      01923     201 515 RN
6, rue Georges Marrane                                        201 511 LAR
69200 Venissieux                          Fax:      01923     201 931
France                                    RP-Tel:   450       2+  ***

                                                                 CONFIDENTIAL RP




                              DATED 2nd April 1997

                            -------------------------

                                    AGREEMENT

                            -------------------------

         BETWEEN:-

         (1)      CHIREX LIMITED
         (2)      CHIREX INC.
         (3)      RHONE-POULENC CHIMIE S.A.


                                      INDEX

         1.      Definitions & Interpretation
         2.      Warranties
         3.      Sale & Completion
         4.      Option
         5.      Employees
         6.      Disqualifying Events
         7.      Confidentiality
         8.      Non-Compete
         9.      Guarantee
        10.      Indemnities
        11.      General
        12.      Jurisdiction

                                    SCHEDULES

         1.      Assets
         2.      Products & Production Specifications
         3.      Warranties
         4.      APAP Plant

                                    EXHIBITS

         1.      Supply Agreement
         2.      Stamp Duty Agreement
         3.      Releases
         4.      Mandate
         5.      Know-How Licence
         6.      Disclosure Letter

                                                                 CONFIDENTIAL RP


THIS AGREEMENT is made this 2nd day of April 1997

BETWEEN:-

(1)      CHIREX LIMITED

         (Reg. No. 857670)

         ("THE VENDOR")

         whose registered office is at Dudley, Cramlington, Northumberland, NE23 7QG, United Kingdom

(2)      CHIREX INC.

         ("THE GUARANTOR")

         of 65 William Street, Suite 330, Wellesley, Mass., 02181, USA

(3)      RHONE-POULENC CHIMIE S.A.

         (Registered in the Registre du Commerce de Nanterre under number B 642 014 526)

         ("THE PURCHASER")

         whose principal seat is at 25 quai Paul Doumer, 92408 Courbevoie Cedex, France, with offices at 6, rue Georges Marrane, 69200 Venissieux, France.


                                     WHEREAS

A. The Vendor has expressed its intention of withdrawing from the acetaminophen ("APAP") business, which it carries out predominantly in Europe and Australasia;

B. The Purchaser is desirous of buying from the Vendor certain of its APAP assets;

C.       The Vendor is willing:-

         (i) to sell certain APAP assets to the Purchaser under the terms of this Agreement;

         (ii) to supply certain APAP products to the Purchaser under the terms of the Supply Agreement herein mentioned.


NOW, IT IS HEREBY AGREED as follows:-

                                                                 CONFIDENTIAL RP


1.       DEFINITIONS & INTERPRETATIONS

         DEFINITIONS

1.1 In this Agreement, and unless the particular context demands otherwise, the following words and expressions have the meanings ascribed to them below:-

         "APAP PLANT"               means the Vendor's key items of APAP plant
                                    and equipment being only those listed in
                                    Schedule 4;

         "APAP PLANT PRICE"         means the price to be paid by the Purchaser
                                    to the Vendor in respect of any APAP Plant offered for sale under Clause 4, such price not to exceed the book values given in respect of the relevant plant in Schedule 4, in the Vendor's audited balance sheet as at 31 December 1996, depreciated as at 28
                                    February 1997 (such depreciation to be in accordance with the Vendor's accounting standards and principles);

         "ASSETS" means all of the assets agreed to be sold and purchased under this Agreement, as follows:-

                                    .1     the Business;
                                    .2     the Know-How;
                                    .3     the Manuals;
                                    .4     the Documents;

                                    but excludes any Excluded Assets;

         "AUTHORITY"                means any body having competence in matters
                                    of competition including Parliament or any legislature in whose sovereignty the
                                    Business falls or any competent court or tribunal of law, the Director-General of the Office of Fair Trading, the Monopolies &
                                    Mergers Commission, any of Her Majesty's
                                    Secretaries of State, any governmental
                                    authority (of any state), or any organ
                                    (including the European Parliament, the
                                    European Commission, the ECJ&CFI) of the European Union;

                                                                 CONFIDENTIAL RP


         "BUSINESS"                 means all of the business and goodwill of
                                    the Vendor (including the benefit and the burden of the Contracts as assigned to the Purchaser under this Agreement) and the right to carry on the Business as successor in title to the Vendor) relating to the manufacture, development and sale of the Products;

         "COMPLETION"               means the completion of all the documents
                                    and transactions set out in Clause 3,
                                    Completion to take place on 2 April, 1997;

         "COMPLETION MEETING"       means the meeting of the Parties at
                                    Frankfurt on 2 April, 1997 for the purpose of Completion;

         "CONSIDERATION"            means the Down Payment and the Deferred
                                    Payments, being in the aggregate the sum of (pound) 4,750,000 (four million, seven hundred and fifty thousand pounds sterling) as consideration for the Assets, and allocated as follows:-
                                                                    (pound)

                                    The Know-How (including the
                                    Manuals and the Documents
                                    pertaining thereto)            1,500,000

                                    The non-compete covenant in
                                    Clause 8                               1

                                    The Documents (other than
                                    pertaining to Know-How)                1

                                    The Goodwill                   3,249,998
                                                                   ---------
                                                           (pound) 4,750,000

         "CONTRACT(S)"              means those only of the Vendor's contracts
                                    with its customers listed in Schedule 1 as "Contracts";

         "DEFERRED PAYMENTS"        means all of the First Deferred Payment and
                                    the Second Deferred Payment and the Third
                                    Deferred Payment;

         "DISCLOSURE LETTER"        means the letter in agreed form from the
                                    Vendor to the Purchaser in respect of the Warranties;

                                                                 CONFIDENTIAL RP


         "DISQUALIFYING EVENT"      means (but only in relation to any matter
                                    arising out of the sale of the Business
                                    under the terms of this Agreement and
                                    concerning anti-trust, fair trading,
                                    restrictive trade practices or other
                                    competition matters) any act of Parliament or subordinate legislation, or directive or other legislation of any organ of the European Union or any judgment, order, award, injunction, finding, decree, directive, divestment order, enforcement notice, revocation order, prohibition order or other act or remedy having the force of law and binding any of the parties to this Agreement made or issued by any Authority
                                    (whether in its own right or at the instance of any third party);

         "DOCUMENTS"                means all of the Vendor's books, records and
                                    other recorded information (not comprised in the Manuals) relating to the Assets for the period from 1 January 1995 to the Effective
                                    Date and including, but not limited to:-

                                    .1       production history, plant and
                                             engineering layouts, process flow
                                             charts and product formulations and
                                             process conditions for each
                                             Product;

                                    .2       commercial and marketing statistics
                                             together with full customer lists
                                             detailing customer names,
                                             addresses, contacts, sales volumes,
                                             buying patterns, prices, delivery
                                             and payment terms and payment
                                             histories, sales force reports,
                                             customer - specific product
                                             specifications, and details of
                                             potential or prospected customers;

                                    .3       contracts, commercial documents and
                                             correspondence;

                                    .4       research and development records,
                                             studies and reports;

                                    .5       Product quality controls, records
                                             and standards and any customer or
                                             supplier complaints in respect of
                                             quality and any quality complaints
                                             against suppliers;

                                                                 CONFIDENTIAL RP


         "DOWN PAYMENT"             means the sum of (pound) 2,500,000 (two
                                    million, five hundred thousand pounds
                                    sterling);

         "EFFECTIVE DATE"           means 2 April, 1997;

         "EMPLOYEES"                means any of the Vendor's employees or
                                    contractors or former employees or
                                    contractors;

         "ESCROW ACCOUNT"           means the interest bearing deposit banking
                                    account in the joint names of the Parties'
                                    Solicitors and held in the joint behalf of the Vendor and the Purchaser, held at the Escrow Bank on the terms of the Mandate;

         "ESCROW BANK"              means National Westminster Bank Plc;

         "EXCLUDED ASSETS"          means each business or asset (of any
                                    description) of the Vendor other than the Assets, and includes (without limiting the foregoing):-

                                    .1       all assets, plant, equipment and
                                             tools on the Site;

                                    .2       the benefit and burden of any
                                             contract, order, agreement or
                                             enquiry concerning any product
                                             other than the Products and the
                                             benefit and burden of any contract
                                             or other agreement or arrangement
                                             with or for any resellers,
                                             distributors or agents (whether or
                                             not for the distribution of the
                                             Products);

                                    .3       any real property;

                                    .4       all of the Vendor's know-how,
                                             commercial or confidential
                                             information, intellectual or
                                             industrial property right of any
                                             description and secrets, other than
                                             the Know-How;

                                    .5       cash in hand and at bank, and trade
                                             debts and receivables (including
                                             receivables concerning Products in
                                             respect of which the Vendor has
                                             issued invoices prior to the
                                             Effective Date);

                                    .6       Stock;

                                                                 CONFIDENTIAL RP



                                    .7       any liability (of any
                                             description):-

                                             .1  in relation to any such
                                             business or assets, and all of the
                                             foregoing; and

                                             .2  in relation to any Contract,
                                             where the liability in question
                                             (whenever it arises and whenever
                                             any cause of action in relation
                                             thereto accrues) concerns the
                                             conduct of the Business prior to
                                             Completion or the use of the Assets
                                              by the Vendor prior to Completion;

         "FIRST DEFERRED PAYMENT"   means the sum of (pound) 750,000 (seven
                                    hundred and fifty thousand pounds sterling);

         "KNOW-HOW"                 means all of that part of the Vendor's
                                    know-how, technology, confidential
                                    information, trade or other secrets and
                                    processes whether or not currently used by the Vendor relating exclusively to the Business and comprised in or referred to in the Manuals and/or the Documents, together with the Software;

         "KNOW-HOW LICENCE"         means a licence between the Vendor and the
                                    Purchaser in respect of Know-How and the permitted manufacture of Product by the Vendor for supply to "Reserved Customers" pursuant to Clause 3.10, and exhibited hereto in agreed form;

         "MANDATE"                  means the mandate to be given by the Vendor
                                    and the Purchaser to the Parties' Solicitors pursuant to Clause 3.5 and exhibited hereto in agreed form;

         "MANUALS"                  means all of the Vendor's manuals,
                                    operations, drawings, records and other
                                    information used in the production of the Products as described or referred to in
                                    Schedule 1;

                                                                 CONFIDENTIAL RP


         "PARTIES' SOLICITORS"      means Dibb Lupton Alsop (acting on behalf of
                                    the Vendor), of 117, The Headrow, Leeds, and
                                    Eversheds, of Queens Street, Bristol (acting on behalf of the Purchaser) or such other solicitors in private practice and in good standing as either the Vendor or the Purchaser shall nominate;

         "PROCEEDINGS"              means any proceedings (whether legislative,
                                    administrative, legal or quasi-judicial) by or before any Authority touching or concerning this Agreement or the sale of the Assets which the Purchaser reasonably apprehends could result in a Disqualifying
                                    Event;

         "PRODUCTS"                 means the acetaminophen ("APAP") products
                                    manufactured by the Vendor at the Site
                                    excluding derivatives thereof, provided that such derivatives do not compete with the acetaminophen products, details of which are set out in Schedule 2;

         "REGULATIONS"              means the Transfer of Undertakings
                                    (Protection of Employment) Regulations 1981 as amended by the Collective Redundancies and Transfer of Undertaking (Protection of Employment) Regulations 1995 and the
                                    Acquired Rights Directive;

         "RELEASES"                 means letters exhibited hereto in agreed
                                    form from each of Sanofi Chimie S.A. &
                                    Smithkline Beecham Plc;

         "SECOND DEFERRED PAYMENT"  means the sum of (pound) 750,000 (seven hundred and fifty thousand pounds sterling);

         "SALES CONTRACT(S)"        means the Contracts (or either of them, as
                                    the context may require) as assigned to the Purchaser under this Agreement and any contract entered into by the Purchaser with the other party to the Contract(s) in substitution thereof or in succession thereto;

         "SITE"                     means the Vendor's site at Dudley,
                                    Cramlington;

                                                                 CONFIDENTIAL RP



         "SOFTWARE"                 means the production and process computer
                                    software (together with any source codes and platforms owned by the Vendor), to be delivered to the Purchaser in disk form together with any manuals therefor, if so required by the Purchaser;

         "STAMP DUTY AGREEMENT"     means the agreement exhibited hereto in
                                    agreed form;

         "STOCK" means work in progress and the stock of raw materials and finished goods of the Business;

         "SUPPLY AGREEMENT"         means a supply agreement (exhibited hereto
                                    in agreed form) under which the Vendor shall supply the Product to the Purchaser on the terms set out therein;

         "THIRD DEFERRED PAYMENT"   means the sum of (pound) 750,000 (seven
                                    hundred and fifty thousand pounds sterling);

         "VENDOR'S ACCOUNT"         means the Vendor's banking account, numbered
                                    918 780 50, Sort Code 40-34-18, denominated in sterling and held at Midland Bank Plc, City Branch, Grainger Street,
                                    Newcastle-Upon-Tyne, NE99 15A.

         INTERPRETATION

1.2 This Agreement (including the Schedules and Exhibits) is the entire agreement of the Parties and supersedes and is to the exclusion of any prior oral or written agreement or undertaking or representation of the Parties, in relation to the sale and purchase of the Assets other than any obligation of secrecy or non-disclosure.

1.3 References to an agreement or document in agreed form are references to agreements or documents in substantially the same form as the drafts exhibited hereto.

1.4 This Agreement (and each right, obligation or remedy not fully performed or discharged on Completion) shall unless otherwise expressed survive Completion.

1.5 This Agreement is personal to the Parties and accordingly neither Party shall purport to assign, sub-contract or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other save that the Purchaser shall be entitled to assign the benefit together with the burden of this Agreement to any subsequent purchaser of the Assets:-

                                                                 CONFIDENTIAL RP


         .1 at any time (but without prejudice to the primary liability of the Purchaser), to any such purchaser being a member of the Rhone-Poulenc Group PROVIDED THAT should such assignee cease to be such a member , it will immediately prior to leaving such Group (unless the assignee is entitled to assign this Agreement under Clause 1.5.2.) re-assign this Agreement to another such member;

         .2 at any time (and whether by the Purchaser or any member of the Rhone-Poulenc Group to which this Agreement has been assigned under Clause 1.5.1) after the first anniversary of the Effective Date (provided that on the first anniversary of the Effective Date no Proceedings are current) PROVIDED THAT the Purchaser shall immediately prior to such assignment enter into a guarantee in a form reasonably acceptable to the Vendor providing a guarantee by the Purchaser of the due and prompt payment of the Second Deferred Payment and the Third Deferred Payment by any such purchaser of the Assets.

1.6 No waiver, time granted or other indulgence granted by any Party shall in any way impair the rights and remedies of that Party.

1.7 This Agreement (and any agreement in agreed form) may be executed by each Party in any number of counterparts each of which shall (when all Parties shall have executed a counterpart) be a binding original but which shall when taken together constitute one instrument.

1.8      This Agreement is governed by English law and remedies.


2.       WARRANTIES

2.1      Each of the Parties hereby warrants to the other Parties:-

         .1 that it has full capacity and full authority in accordance with its memorandum and articles of association or regulations or other statutes to enter into and be bound by the terms of this Agreement and that is has taken all corporate or legal steps for the purposes hereof; and

         .2 that it has not relied upon any representation, warranty or promise whatsoever (including any given by any third party other than its own professional advisers) other than the express terms of this Agreement.

2.2 The Vendor hereby warrants and undertakes to the Purchaser in the terms of the warranties set out in Schedule 3 ("Warranty(ies)").

2.3 The Vendor shall not be liable in respect of any Warranty unless the Purchaser shall have given written notice of any claim or alleged claim in respect of such liability, together with full and fair particulars of the nature and circumstances thereof, on or before the first anniversary of the Effective Date.

                                                                 CONFIDENTIAL RP


2.4      The Purchaser shall:-

         .1 at all times take all reasonable and practicable steps to mitigate any loss caused or likely to be caused in connection with such liability;

         .2 on giving notice in accordance with Clause 2.3 keep the Vendor regularly advised and informed of the nature and development of the circumstances of any claim;

         .3 on giving notice in accordance with Clause 2.3 notwithstanding the giving of any notice, permit the Vendor to inspect, survey or audit any thing, site or record as may be necessary in the circumstances and co-operate to enable the Vendor to bring or defend any proceedings in connection with any such liability or alleged liability.

2.5 The maximum aggregate liability of the Vendor to the Purchaser arising in connection with any breach of Warranty as set out in Schedule 3 is hereby limited to the sum of (pound sterling) 100,000 (one hundred thousand pounds sterling) save in respect of any breach of any Warranty relating to the Vendor's title to any of the Assets or to its capacity to enter into this Agreement, which shall be without limitation as to sum or duration.

2.6 The Purchaser shall not bring any claim in respect of any Warranty unless such individual claim exceeds (pound sterling) 1,000 and until the aggregate of such claims exceeds (pound sterling) 5,000 (but thereafter the Purchaser shall be entitled to claim the whole amount claimed and not merely any excess).

2.7 Where any amount in respect of a claim under the Warranties is adjudged by a competent tribunal from which no appeal lies, or is agreed by the Vendor as, due to the Purchaser, the Purchaser shall first have recourse in satisfaction or partial satisfaction (as the case may be) to the Deferred Payments (without reference to the allocation of the Consideration as set out in Clause 1.1).

2.8 Any amounts paid by the Vendor in respect of any claim under any Warranty shall be treated as a pound for pound reduction in the Consideration.

2.9 To the extent that a breach of Warranty is capable of being remedied then the Purchaser shall afford the Vendor a reasonable opportunity to remedy such breach.

2.10 The Vendor shall not be liable in respect of any Warranty to the extent that:-

         .1 the Purchaser caused or contributed to the same or to the acts and/or omissions giving rise to such claim;

         .2 that the matter to which it relates is fully and promptly made good by the Vendor without cost to the Purchaser.

2.11 The Purchaser shall not be entitled to make a claim under the Warranties if and to the extent that the facts or information upon which the claim is based are fully and fairly disclosed in the Disclosure Letter.

                                                                 CONFIDENTIAL RP

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

2.12 The Vendor shall not be liable to make any payment in respect of any claim under the Warranties based on a contingent liability of the Purchaser until the liability of the Purchaser becomes an actual liability. Nothing in this Clause 2.12 shall prejudice any right of set-off available under Clauses 2.7, 5 and ****** of this Agreement and Clauses 10.6 and 17 of the Supply Agreement.

2.13 The Vendor acknowledges that the Purchaser has relied on and been induced into entering this Agreement, by the Warranties and continues after Completion to rely on the Warranties.



3.       SALE & COMPLETION

         EFFECT OF SIGNATURE & COMPLETION

3.1 For the avoidance of doubt, risk in the Assets shall not pass to the Purchaser until Completion but title shall pass immediately to the Purchaser on payment of the Down Payment in accordance with Clause 3.3.

         SALE

3.2 On the Effective Date, the Vendor shall sell with full title guarantee and the Purchaser shall buy the Assets for the Consideration, payable in accordance with Clauses 3.3 and 3.4.

         PAYMENT

3.3 The Purchaser shall pay the Down Payment to the Vendor on the Effective Date by electronic funds transfer to the Vendor's Account, in sterling for value.

3.4 The Purchaser shall pay the Deferred Payments to the Vendor (subject to any recourse thereto under Clauses 2.7, 5 or *****) in sterling for value to the Vendor's Account by electronic funds transfer as follows:-

         First Deferred Payment on the first anniversary of the Effective Date;

         Second Deferred Payment on the second anniversary of the Effective
         Date;

         Third Deferred Payment on the third anniversary of the Effective Date,

         (but where any such anniversary is not a normal business day for banks in London and Paris, then on the first such business day thereafter).

         The Purchaser shall not be entitled to make any withholding, set-off or deduction, on any grounds whatsoever against the Deferred Payments save as set out in Clauses 2.7, 5 and ***** of this Agreement, and Clauses
         10.6 and 17 of the Supply Agreement. -

                                                                 CONFIDENTIAL RP


         DOCUMENTS IN AGREED FORM

3.5 At the Completion Meeting, the Parties shall execute (and, in the case of the Mandate, execute and deliver the same to the Parties' Solicitors) each of the following agreements in the agreed form:-

         .1       the Supply Agreement;
         .2       the Stamp Duty Agreement;
         .3       the Mandate;
         .4       the Know-How Licence;
         .5       the Disclosure Letter.

         DELIVERY & ASSIGNMENT OF ASSETS

3.6 At the Completion Meeting, the Vendor shall deliver to the Purchaser each of the Assets (including, if required, the Software) title to which is capable of passing by delivery, together with the originals of the Contracts (or certified copies thereof, provided that the Vendor shall promptly deliver such originals on retrieving or locating the same).

3.7 The Vendor hereby assigns to the Purchaser all of its right, interest and title in or to each of the following:-

         .1       the Business;

         .2 the Contracts (and, at the option of the Purchaser, the Vendor shall assign insofar as it is able to do so and subject to any third party consent any other agreement, order or enquiry received on or after the Effective Date concerning the Products);

         .3       the Know-How;

         .4 at the option of the Purchaser, contracts or licences, if any, concerning the Software;

         .5 each other Asset the transfer of title of which is required to be made in writing.

3.8      The foregoing assignments shall take effect:-

         .1 on and from the Effective Date (save where any third party does not consent to such assignment, in which case the Vendor shall hold the benefit of the relevant agreement upon trust for the Purchaser until consent is given at which time the assignment shall become effective); and

         .2 so as to pass all the rights and (to the extent that they are not Excluded Assets) obligations of the Vendor to the Purchaser.

                                                                 CONFIDENTIAL RP


Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

3.9      The Purchaser shall hand to the Vendor the Releases at the Completion
         Meeting.

         RESERVED CUSTOMERS

3.10 Where any customer of the Business is not willing to consent to the transfer of its contracts or orders for the Product from the Vendor to the Purchaser and the Vendor is desirous of supplying such customer, (a "Reserved Customer") then:-

         .1 the Vendor & Purchaser shall enter into the Know-How Licence in respect of the supply by the Vendor of Product to a Reserved Customer;

         .2 the Vendor shall ensure that its supplies to Reserved Customers shall not in any way prejudice or impair its ability to fulfil its obligations under the Supply Agreement;

         .3 (without prejudice to the other provisions of this Agreement) the Vendor shall not in any event seek to supply any Reserved Customer unless the Vendor and Purchaser have entered into the Know-How Licence, and in any case not after the first anniversary of the Effective Date;

         .4 the Vendor shall (if the Purchaser so requires) use all reasonable endeavours to solicit on behalf of the Purchaser the custom of Reserved Customers for Products in succession to the Vendor.

3.11 The Vendor shall not, save with the prior written consent of the Purchaser, in any event make supplies to Reserved Customers:-

         .1       in the aggregate exceeding ***** of Product;

         .2 on terms reducing the price of such supply to Reserved Customers compared to the price they enjoyed prior to the Effective Date, or on other terms as would improve the terms of such supply to Reserved Customers compared to the terms they enjoyed prior to the Effective Date.


         HANDOVERS

3.12 The Parties shall co-operate after the Effective Date in order to transfer customers to the Purchaser with all due expedition and otherwise as is reasonable in order to facilitate the transition of the Business to the Purchaser, and shall accordingly co-ordinate joint customer visits, trade announcements and the familiarisation of the Purchaser's personnel with sales, ordering and invoicing procedures established between the Vendor and its customers of the Business.

                                                                 CONFIDENTIAL RP


4.       OPTION

4.1 In the event that the Vendor intends to sell any of the APAP Plant before the fifth anniversary of the Effective Date, then in consideration of the sum of one pound (receipt of which is hereby acknowledged) the Vendor hereby grants to the Purchaser an option ("the Option") to purchase APAP Plant for the APAP Plant Price which the Purchaser intends to sell or otherwise dispose of to a third party.

4.2 The Vendor shall not (unless the Purchaser shall agree in writing) before the fifth anniversary of the Effective Date offer for sale or otherwise dispose of APAP Plant to any third party without first giving the Purchaser thirty days' written notice in which to exercise the Option, such notice to be accompanied by full particulars of the APAP Plant intended to be sold or disposed of.

4.3 Save that the APAP Plant shall be free from any lien, charge or other encumbrance and that the Vendor shall sell with full title guarantee, the sale of the APAP Plant to the Purchaser shall be without any warranty of quality, condition or fitness for use or purpose.

4.4 The Purchaser shall promptly reimburse the Vendor its actual and reasonable costs of removing the APAP Plant, and for any reasonable rectification work caused by such removal, and of shipping the same.

4.5      The Purchaser shall pay the APAP Plant Price on delivery of the APAP
         Plant.


5.       EMPLOYEES

5.1 The Parties apprehend that there are no Employees to whom the Regulations apply in respect of the transactions contemplated herein.

5.2 If, notwithstanding the foregoing, the Regulations are found by any competent tribunal or alleged by any Employee(s) to apply in connection with this Agreement (and whether as to the transfer or putative transfer of the contract of employment of any Employee(s) to the Purchaser, or to any Regulation requiring consultation of any Employee(s) by any of the Parties, or otherwise) (a "Relevant Event") then this Clause 5 shall apply.

5.3 On the occurrence or threat of a Relevant Event, the Vendor shall indemnify and keep indemnified the Purchaser from and against any and all claims, costs, legal costs (on an indemnity basis), proceedings, damages, orders (including orders of reinstatement or re-engagement under the Regulations or under the Employment Rights Act 1996 or at law) or awards whatsoever arising out of or in connection with a Relevant Event or otherwise touching or concerning the contract of employment of any Employee(s) including, without limiting the foregoing, the termination of that contract or the terms thereof or the novation or transfer thereof.

                                                                 CONFIDENTIAL RP


Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

5.4 The Purchaser agrees to co-operate with the Vendor and to allow the Vendor to conduct (subject to the Vendor indemnifying the Purchaser from any costs on a full indemnity basis) in the name of the Purchaser any proceedings relating to a Relevant Event provided that the Purchaser shall be under no such obligation if the Vendor fails promptly and after written notice from the Purchaser requesting the same to indemnify the Purchaser as aforesaid and the Purchaser shall be at liberty on such failure to conduct such proceedings as it shall see fit (including, after written notice to the Vendor of its intention to do so, the admission of any liability or the failure to defend any proceedings) without prejudice to its rights under this Clause 5. The Purchaser will promptly notify the Vendor of any claim it receives from or on behalf of any Employee.

5.5 The Purchaser shall on the Vendor failing to indemnify the Purchaser under Clause 5.3 as aforesaid be entitled to set-off against the Deferred Payments any amounts (whether arising by way of claims for damages or other awards made against the Purchaser, or for its costs and expenses) in connection with a Relevant Event.


6.       DISQUALIFYING EVENTS

6.1 If before the first anniversary of the Effective Date the Purchaser is party to or is served with or otherwise receives written notice of any Proceedings (whether or not the Purchaser is a party thereto) then this Clause 6 shall apply.

6.2 The Vendor undertakes to the Purchaser, as a separate and independent stipulation from any other provision of this Agreement, to pay to the Purchaser a sum equal to any loss suffered by the Purchaser as a result of any Disqualifying Event insofar as it concerns the Sales Contracts or otherwise impairs the Purchaser in its conduct of the Business from the Effective Date.

6.3      *****

6.4      The Vendor's total liability under Clause 6.2 is limited to *****.

6.5 The Purchaser shall use all reasonable efforts to minimise the adverse impact of any Proceedings.

6.6 If Proceedings are current on any due date for payment under Clause 3.4 of the Deferred Payments, then the Purchaser shall (notwithstanding Clause 3.4) pay such Deferred Payment(s) into the Escrow Account on such due date.

                                                                 CONFIDENTIAL RP



Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.


6.7 In the event that the amount payable to the Vendor under Clause 3.4 is reduced by the application of this Clause 6 and the Purchaser has disposed of any part of the Business as a result of a Disqualifying Event, then the Purchaser shall pay over to the Vendor a sum equal to any value received in connection with such disposal up to the maximum amount payable by the Vendor under Clauses 6.2 and 6.4, forthwith to the Vendor.

6.8 For the avoidance of doubt, the Purchaser's only remedy under this Agreement against the Vendor in respect of a Disqualifying Event (other than one caused by the Vendor breaching Clause 8 or any Warranty) shall be the *****. For the avoidance of doubt, the Purchaser shall not have recourse to the Down Payment in respect of a Disqualifying Event.

6.9 Nothing in this Clause 6 shall limit the Purchaser's remedies in respect of any breach of Warranty or other breach of this Agreement by the Vendor.

6.10 Where Proceedings are finally concluded without there arising a Disqualifying Event, *****.


7.       CONFIDENTIALITY

7.1 Each Party undertakes to each other Party to keep the subject matter of this Agreement (and the Know-How in particular) and any confidential or commercially sensitive information or knowledge relating to the transfer of the Business (whether or not so labelled and whether or not stored or recorded in any medium) belonging to or coming from each other Party as strictly confidential.

7.2 No Party shall disclose or permit the disclosure of any such information without the prior, written consent of the other Party.

7.3 Each Party shall use its best endeavours to procure compliance with this Clause 7 by its agents, employees or associates.

7.4 This Clause 7 shall not apply to any such information which is in or becomes a part of information in the public domain without fault on the part of the Party making any relevant disclosure of the Party's information or which is required to be disclosed by compulsion of law or order of court (and then only so far as is so compelled).

7.5 Where such information falls within the public domain, no Party shall attribute such information to the other Party without that Party's consent or demand.

7.6 No Party shall make any statement to the public concerning the subject matter of this Agreement except as is otherwise agreed, or as may be required by law or under the rules of any recognised stock exchange (and then subject to the Party requiring to make such statement first consulting the other).

                                                                 CONFIDENTIAL RP


7.7      The Parties:-

         .1 shall not themselves institute any Proceedings or make any notification to any Authority concerning any matter which could constitute or result in a Disqualifying Event (unless, and then only to the extent that, a Party is legally obliged (or obliged by the rules of any recognised stock exchange) to furnish any particulars or make any other disclosures or filings to or with any Authority, subject to that Party notifying the others of such obligations);

         .2       shall co-operate so far as may be lawful in any Proceedings;

         .3 shall use their reasonable efforts in defending any Proceedings.

7.8 The obligations of the Parties under this Clause 7 shall (save in respect of Know-How) cease and be of no further effect on the fifth anniversary of the Effective Date.


8.       NON-COMPETE

8.1 Neither the Vendor nor the Guarantor shall without the prior written consent of the Purchaser before the fifth anniversary of the Effective Date:-

         .1 manufacture or sell or distribute the Products whether on their own account or on the account of any third party (save only to the extent permitted under the Know-How Licence, if entered into pursuant to Clause 13.10.1);

         .2 be otherwise engaged by joint venture, investment or by or through any company for the time being a member of the same group of companies to which the Vendor and/or the Guarantor belongs ("the Vendor Group") in the manufacture or sale of the Products as aforesaid save where such activity arises from an acquisition by the Vendor and/or by any member of the Vendor Group of any business or businesses comprising a capability to manufacture or sell the Products or the acquisition of shares or other securities in any corporation having such businesses (provided that such capability does not represent more than fifteen per cent of the turnover of the acquired business or businesses).

8.2 The Vendor and the Guarantor shall procure compliance with Clause 8.1 by each member for the time being of the Vendor Group.

8.3 The Parties agree that damages may not be a sufficient or adequate remedy in respect of any breach of the foregoing.

8.4 Each Party acknowledges and represents to the other that the restrictive provisions herein (if at all) are fair, reasonable, objectively justifiable and freely undertaken.

                                                                 CONFIDENTIAL RP



8.5 The Vendor and the Guarantor acknowledge that the Purchaser conducts its APAP business on a worldwide basis by itself and through RHONE-POULENC S.A. or its subsidiaries ("the R-P Group") and accordingly acknowledge and agree:-

         .1 that the Purchaser's APAP business may, as a result of breach of this Clause 8 by the Vendor or the Guarantor, suffer damages itself or through damages suffered by any relevant member of the R-P Group engaged in such business;

         .2 that (without prejudice to any other right or remedy, but not so as to allow any double recovery) any such damages shall be deemed to have been suffered by the Purchaser.


9.       GUARANTEE

9.1 The Guarantor hereby irrevocably guarantees to the Purchaser the due and full discharge by the Vendor of each of its obligations under this Agreement as and when each such obligation falls to be performed or otherwise discharged.

9.2 The Guarantor's obligation hereunder shall be as primary obligor and not merely as surety and accordingly (and for the avoidance of doubt):-

         .1 the Purchaser shall not be under any obligation to proceed first against the Vendor before making any or any alleged claim hereunder against the Guarantor;

         .2 each defence, set-off or counterclaim which would have been available to the Vendor shall likewise be available to the Guarantor to the extent that the same has not been exhausted by the Vendor;

         .3 the Guarantor hereby waives notice to it of any amendment or modification of this Agreement (other than to this Clause 9) made between the Purchaser and the Vendor;

         .4 no time, waiver or other indulgence granted by any Party to the other, and no change in the corporate existence or identity of the Vendor shall in any way impair, negative or reduce the Guarantor's obligation hereunder.

                                                                 CONFIDENTIAL RP



10.      INDEMNITIES

10.1 On and from Completion the Vendor shall indemnify and keep indemnified the Purchaser and each member of the R-P Group from and against each and any liability of whatever nature whether incurred by itself or by or to any third party and any claim, damages, costs, legal costs, orders or awards granted to or threatened or brought by or on behalf of itself or any third party (including any governmental or other regulatory authority) in respect of any act or omission of the Vendor or in any way concerning the Business as conducted by the Vendor prior to Completion and/or the Assets as used by the Vendor prior to Completion and/or in any way touching or concerning the Excluded Assets and/or the Site, whether and wherever arising in contract, tort or otherwise at law or under any statute or European Union laws or directives.

10.2 On and from Completion the Purchaser shall indemnify and keep indemnified the Vendor and the Guarantor and each member of the Vendor Group from and against each and any liability of whatever nature whether incurred by itself or by or to any third party and any claim, damages, costs, legal costs, orders or awards granted to or threatened or brought by or on behalf of itself or any third party (including any governmental or other regulatory authority) in respect of any act or omission of the Purchaser concerning the Business as conducted by the Purchaser and/or the Assets as used by the Purchaser and/or the APAP products manufactured and sold by the Purchaser (without prejudice, however, to the terms of the Supply Agreement) whether and whenever arising in contract, tort or otherwise at law or under any statute or applicable European Union laws or directives.

10.3 If either Party receives notice of or becomes aware of any matter whatsoever which does or may give rise to a right to indemnification by the other the first Party shall communicate such matter to the other as soon as is practicable and in any event within twenty days of such awareness.

10.4 This Clause 10 is without prejudice to any other express right or obligation of indemnification arising under this Agreement.

11.      GENERAL

11.1 The Purchaser shall account to the Inland Revenue for (and shall indemnify the Vendor from any liability for) any stamp or other duty payable upon this Agreement or any agreement or conveyance executed by the Parties in contemplation hereof.

11.2 The purchase price of the Assets and the Business stated in this Agreement is exclusive of Value Added Tax.

                                                                 CONFIDENTIAL RP


11.3 The Parties intend that the provisions of Section 49 of the Value Added Tax 1994 and Article 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the sale of the Business and the Assets and, accordingly, no VAT shall be charged by the Vendor on them. The Vendor and the Purchaser shall each promptly following Completion inform their respective VAT Offices of the sale and purchase under this Agreement, complete all relevant forms for VAT purposes relating to such sale and purchase and take all reasonable steps to ensure that the sale of the business and assets is treated neither as a supply of goods nor a supply of services for the purposes of VAT but as the transfer of a going concern. In the event that it is at any time determined by H. M. Customs & Excise or, on appeal, by the Tribunal or the Court that
         Section 49 of the Value Added Tax Act 1994 and Article 5 of the Value Added Tax (Special Provisions) Order 1995 do not apply to the sale of the business and assets or any part of them, the Purchaser shall pay to the Vendor, the amount of the VAT in question on the later of the business day before such amount is due to be paid by the Vendor to Customs & Excise and the day on which the Vendor delivers to the Purchaser, a valid VAT invoice or invoices in respect thereof.

11.4 The Parties shall do all deeds and assurances as may be reasonable to give effect to each of the foregoing assignments (the costs of the preparation, execution and filing of all such deeds and assurances and any registrations, filings and notifications with or to any regulatory body to be borne by the Vendor and the Purchaser equally), and the Purchaser shall allow the Vendor, on reasonable prior notice, to inspect the Purchaser's books and records relating exclusively to any matters under Clause 6.

11.5 Save as is expressly provided otherwise, each Party shall bear its own costs in connection with the negotiation or preparation or completion of this Agreement.

11.6 Each Party unconditionally waives any rights it may have to claim damages against the other on the basis of any written or oral statement made by the other (whether made carelessly or not) not set out or referred to in this Agreement (or for breach of any warranty given by the other not so set out or referred to) unless such statement or warranty was made or given fraudulently.

11.7 Each Party unconditionally waives any rights it may have to seek to rescind this Agreement on the basis of any written or oral statement made by the other (whether made carelessly or not) whether or not such statement is set out or referred to in this Agreement unless such statement was made fraudulently.


12.      JURISDICTION

12.1 The Parties hereby submit to the exclusive jurisdiction of the English Courts but without prejudice to the enforcement or execution of any judgment, order or award thereof, or to any interlocutory or injunctive proceedings in any other jurisdiction. This Clause 12.1 is without prejudice to Clause 12.3.

                                                                 CONFIDENTIAL RP



12.2 For the purposes of Order 10, Rule 3, Rules of the Supreme Court (or any modification thereof), the Parties agree that any process or other legal proceedings may be served on any of them by leaving a copy thereof or by posting a copy thereof addressed to a Party at its address first stated above.


12.3 If there is any disagreement between the Parties relating to any matter arising under Clause 6, then either of them may notify the other to concur in the appointment of an arbitrator, and if the other fails or refuses to concur within fourteen days of such notice, then either shall be at liberty to request the President of the Law Society of England and Wales to nominate Queen's Counsel and either shall then be at liberty to refer any such dispute (and only such dispute) to the final and binding determination of such Queen's Counsel acting as arbitrator, such arbitration to be in accordance with the Rules of Arbitration then in force of the International Chamber of Commerce, the venue of such arbitration to be London. PROVIDED THAT it shall be a requirement of the appointment of such arbitration that such Queen's Counsel give (as circumstances dictate) "Counsel's Certificate" as required pursuant to the Mandate. The costs of such arbitration shall be in the award of such Queen's Counsel.


12.4 The Parties hereby agree that they shall use their reasonable endeavours to seek to settle any dispute and to negotiate the same in good faith prior to instituting any proceedings (or seeking to arbitrate pursuant to Clause 12.3).

                                                                 CONFIDENTIAL RP


IN WITNESS WHEREOF this Agreement has been signed the day and year first before written:-




                               For & on behalf of
                                 CHIREX LIMITED

/s/ DAVID F. RAYNOR                                  /s/ I.A. MORRIS
----------------------------           :            ---------------------------
DIRECTOR                                             WITNESS
                               For & on behalf of
                                   CHIREX INC.






/s/ DAVID F. RAYNOR                                  /s/ I.A. MORRIS
-----------------------------           :            ---------------------------
DIRECTOR                                             WITNESS
                               For & on behalf of
                            RHONE-POULENC CHIMIE S.A.




/s/ JEAN MICHEL DELOLME                              /s/ PETER STEVENSON
-----------------------------           :            ---------------------------
DIRECTOR                                             WITNESS

                                                                 CONFIDENTIAL RP







                               PROJECT "LATITUDE"


                                   SCHEDULE 1


                          ----------------------------

                                     ASSETS

                          ----------------------------





Rhone-Poulenc Chimie                         Legal Affairs (Paris)
25 quai Paul Doumer                          Tel:   33 1 4768 0864 FT
92408 Courbevoie Cedex                       Fax:   33 1 4768 1332
France

Ingredients Pharmaceutiques                  Legal Affairs (UK)
6, rue Georges Marrane                       Tel:   01923 201 515 RN
69200 Venissieux                                          201 511 LAR
France                                       Fax:   01923 201 931
                                             RP-Tel:  450   2+ ***

                                                                 CONFIDENTIAL RP

                                    CONTRACTS


---------------------------------------------------------------------------------------------------
              Parties                                Date                               Product
---------------------------------------------------------------------------------------------------
 Sanofi Winthrop Limited (1)                    17 June 1994                         Paracetamol
Sterling Organics Limited (2)           (as amended 29 September 1994)
  Sterling Winthrop Inc (3)
---------------------------------------------------------------------------------------------------
          Sanofi (1)                           10 August 1995                        Paracetamol
Sterling Organics Limited (2)
---------------------------------------------------------------------------------------------------

                                                                 CONFIDENTIAL RP


                                     MANUALS

                                                                 CONFIDENTIAL RP


Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

R&D REPORTS (APAP)

*****

                                                                 CONFIDENTIAL RP


Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

*****

                                                                 CONFIDENTIAL RP


Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

QUALITY DOCUMENTS

*****

SALES INFORMATION

*****

MISC

*****

                                                                 CONFIDENTIAL RP


                               PROJECT "LATITUDE"


                                   SCHEDULE 2


                             -----------------------

                                    PRODUCTS
                                       AND
                             PRODUCT SPECIFICATIONS

                             -----------------------





Rhone-Poulenc Chimie                                   Legal Affairs (Paris)
25 quai Paul Doumer                                    Tel:   33 1 4768 0864 FT
92408 Courbevoie Cedex                                 Fax:   33 1 4768 1332
France

Ingredients Pharmaceutiques                            Legal Affairs (UK)
6, rue Georges Marrane                                 Tel:   01923 201 515 RN
69200 Venissieux                                                    201 511 LAR
France                                                 Fax:   01923 201 931
                                                       RP-Tel: 450   2+ ***

                                                                 CONFIDENTIAL RP


                           [ChiRex Limited Letterhead]

                                    Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

                                   PARACETAMOL

                                      *****



      The information contained in this document is given in good faith and is correct at the time of printing

                                                                 CONFIDENTIAL RP





                               PROJECT "LATITUDE"


                                   SCHEDULE 3


                             -----------------------

                               VENDOR'S WARRANTIES

                             -----------------------











Rhone-Poulenc Chimie                                   Legal Affairs (Paris)
25 quai Paul Doumer                                    Tel: 33 1 4768 0864 FT
92408 Courbevoie Cedex                                 Fax: 33 1 4768 1332
France

Ingredients Pharmaceutiques                            Legal Affairs (UK)
6, rue Georges Marrane                                 Tel: 01923 201 515 RN
69200 Venissieux                                                  201 511 LAR
France                                                 Fax: 01923 201 931
                                                       RP-Tel:  450   2+ ***

                                                                 CONFIDENTIAL RP


                             -----------------------

                               VENDOR'S WARRANTIES

                             -----------------------


TITLE
-----

1.   The Vendor sells all of the Assets with full title guarantee.

2.   Without prejudice to the foregoing: --

     .1   the Vendor has good and marketable title to all of the Assets;

     .2 none of the Assets is subject to any mortgage, lien, pledge, charge, claim or encumbrance;

     .3 none of the Assets is subject to any proprietary or possessory right of any third party.


KNOW-HOW
--------

3. No licences (or other dispositions in any form) have been granted or made to any person in respect of the Know-How.

4. The practice of the Know-How is not dependant on any other know-how, technology or process not in the public domain.

5. The Business is not dependant on any know-how, technology or processes other than the Know-How and any know-how in the public domain.

6. So far as the Vendor is aware, practice of the Know-How does not breach any patent or any intellectual or industrial property of any third party.

7. The Know-How has not been published or disseminated by the Vendor into the public domain.

8. The Vendor's employees treat the Know-How as confidential to the Vendor and the Vendor has entered into suitable agreements as to confidentiality of the Know-How with its agents, contractors and consultants.

9. There are no patents or other intellectual property of the Vendor in existence in connection with the Business.


EMPLOYEES
---------

10. The Vendor has complied fully with all of its obligations under the Regulations and will on Completion continue so to comply insofar as material to the Business or this Agreement.

                                                                 CONFIDENTIAL RP


Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

BUSINESS

11. The sales data, records and accounts of the Business included int he Documents are true and accurate except for that information which on its face has been prepared by third parties.

12. There has been no material adverse change in the Business between 1 January 1997 and Completion.

13. In the three months preceding Completion, the Vendor has not received or accepted any orders (or other commitments) for Products other than in the normal course of the Business.

14. The Vendor has conducted the Business in its normal course and so far as the Vendor is aware in compliance with English law and will continue so to do until the Effective Date.

15. The Vendor is not aware of any customer (other than Reserved Customers) of the Business who will or is likely to refuse to continue to do business with the Business as conducted by the Purchaser after the Effective Date.

16. The Vendor is not (nor will it after Completion agree to be) committed to supply any Reserved Customer with Products at a price equivalent to less than *****.

17. The Vendor's co-contractors under the Contracts have at all times materially observed, performed and otherwise honored their respective Contracts save for initial delays in payments of sums due, which have since been rectified.

18. The average annual sales volumes under the Contracts in the three years preceding the Effective Date have been respectively ***** and *****.

CLAIMS

19. Save in respect of debt collections of less than (pound)10,000 in the normal course of business, the Vendor has not made or received in connection with the Business (nor apprehends or has grounds to believe that it is likely to make or receive, after the Effective Date in connection with the Business):

         .1 (save in the ordinary course of business) any complaints or notices of non-conformance to sample or specifications in respect of the Products or the raw materials therefor nor carriage & delivery thereof in the fifteen months preceding the Effective Date;

         .2 any proceedings or other litigation or threats in any jurisdiction in connection with the Business in the three years preceding the Effective Date;

                                                                 CONFIDENTIAL RP





                               PROJECT "LATITUDE"


                                   SCHEDULE 4


                             -----------------------

                                   APAP PLANT

                             -----------------------




Rhone-Poulenc Chimie                                  Legal Affairs (Paris)
25 quai Paul Doumer                                   Tel:33 1 4768 0864 FT
92408 Courbevoie Cedex                                Fax: 33 1 4768 1332
France

Ingredients Pharmaceutiques                           Legal Affairs (UK)
6, rue Georges Marrane                                Tel:    01923 201 515 RN
69200 Venissieux                                                    201 511 LAR
France                                                Fax:    01923 201 931
                                                      RP-Tel: 450   2+ ***

                                  ChiRex Ltd.

                          Paracetamol Plant Equipment

                                                      N.B.V.
                        Purchased       G.B.V.      @ 28 2 97
                        ---------       ------      ---------
4 Rotary Vac Filters       9/88           34,141      5,118

Flake Ice Making Machine   2/76          237,791          0

Paracetamol Mills          8/94           66,000     48,950
                                         -------     ------
                                         337,932     54,068

                                                                 CONFIDENTIAL RP





                               PROJECT "LATITUDE"



                                    EXHIBIT 1


                        ---------------------------------

                                 AGREED FORM OF
                                SUPPLY AGREEMENT

                        ---------------------------------



RHONE-POULENC CHIMIE                        LEGAL AFFAIRS (PARIS)
25 quai Paul Doumer                         Tel:  33 1 4768 0864 FT
92408 Courbevoie Cedex                      Fax:  33 1 4768 1332
France
                                            LEGAL AFFAIRS (UK):
Ingredients Pharmaceutiques                 Tel:  01923 201 515 RN
6, rue Georges Marrane                                  201 511 LAR
69200 Venissieux                            Fax:  01923 201 931
France                                      RP-Tel: 450 2+ ***

                                                                 CONFIDENTIAL RP

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.



                              DATED APRIL 2ND, 1997


                            -------------------------

                                    AGREEMENT

                            -------------------------



         BETWEEN:-

         (1)      CHIREX LIMITED
         (2)      RHONE-POULENC CHIMIE S.A.


                                      INDEX

       1.     Definitions
       2.     Term
       3.     Licence
       4.     Product Quantity/Forecasts
       5.     Price
       6.     Delivery
       7.     Title and Risk of loss
       8.     Payment
       9.     Stocks
       10.    Warranty/Liability
       11.    Compliance
       12.    Transition Procedure
       13.    Force Majeure
       14.    Access/inspection
       15.    Reporting
       16.    Insurance
       17.    Employees
       18.    Transfer
       19.    Severability
       20.    Notices
       21.    Jurisdiction
       22.    Entire Agreement

                                   SCHEDULES



       1.     Product grades and Specifications
       2.     RPC's committment to purchase ***** of Product by grades.
       3.     Packaging Specifications

                                                                 CONFIDENTIAL RP

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.


                                SUPPLY AGREEMENT


This Supply Agreement is between CHIREX LIMITED, (registered number 857670) a corporation organized under the laws of England with an office at Dudley, Cramlington, Northumberland NE 23 7QG, England ("Chirex"), and RHONE POULENC CHIMIE S.A, (registered in the "Registre du Commerce de Nanterre under number B 642 014 526) a corporation organized under the laws of France with headquarters located at 25 Quai Paul Doumer, 92408 COURBEVOIE and for the purpose of this Supply Agreement, an office located at 6 rue Georges Marrane, 69200 VENISSIEUX, France, acting in its name or in the name of its concerned affiliate ("RPC").

WHEREAS as of April 2nd 1997, RPC and Chirex have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") regarding the sale to RPC of certain of Chirex's APAP Assets (including the Business) as defined in the Asset Purchase Agreement.

WHEREAS pursuant to Article 3.5 of the Asset Purchase Agreement, Chirex and RPC shall execute a Supply Agreement according to which Chirex shall supply and RPC shall purchase the Product (as defined in the Asset Purchase Agreement) pursuant to this Supply Agreement.

The parties agree as follows:

1.       DEFINITIONS:

         All terms defined in the Asset Purchase Agreement shall have the same meaning in this Supply Agreement.

2.       TERM:

         This Supply Agreement shall become effective upon the Effective Date of the Asset Purchase Agreement and shall terminate at the end of the ***** period from such Effective Date.

3.       LICENCE

         During the term of this Supply Agreement, and exclusively for the purpose of this Supply Agreement, RPC hereby grants Chirex a non-exclusive and royalty free licence of the Know-How transferred by Chirex to RPC pursuant to Article 3 of the Asset Purchase Agreement, in order to enable Chirex to manufacture, pack and supply the Product hereunder.

                                                                 CONFIDENTIAL RP

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

4.       PRODUCT QUANTITY/FORECASTS

         4.1. Maximum and Minimum Quantities
         During the term of this Supply Agreement, Chirex shall make, pack and supply to RPC and RPC shall purchase from Chirex that portion of RPC's requirements of Product (which RPC elects to purchase from Chirex) up to a maximum quantity of ***** of Product, which shall be made up of all existing grades of paracetamol defined in Schedule 1, using Chirex paracetamol manufacturing facility at Dudley, Cramlington, Northumberland, England, and RPC shall purchase from Chirex a minimum quantity of ***** of Product.

         4.2. Forecasts/Orders
         (a) As of the date of this Supply Agreement the grades of the ***** of Product that RPC commits to purchase from Chirex for SmithKline Beecham p.l.c. and of the ***** that RPC commits to purchase from Chirex for Sanofi Chimie S.A. are set forth in
         Schedule 2.

         (b) Thereafter, by May 5th, 1997 RPC will communicate to Chirex its commitment to purchase further volumes of Product for SmithKline Beecham p.l.c., up to a maximum of *****, together with a non-binding estimate of its other requirements of Product, if any.

         By end of May 1997, RPC will again communicate to Chirex its commitment to purchase further volumes of Product for SmithKline Beecham p.l.c. if any, up to a maximum of *****, together with a non-binding estimate of its other requirements of Product, if any.

         On or before June 20th, 1997, RPC shall provide Chirex with the quantities of Product that RPC commits to purchase from Chirex through the remainder of the term of this Supply Agreement and Chirex shall not be obliged to supply Product in respect of any orders placed after June 20th, 1997.

         (c) RPC's firm purchase orders will be communicated in writing by RPC to Chirex at least thirty (30) days prior to the requested delivery date.

                                                                 CONFIDENTIAL RP

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.


4.3.     Maximum quantity of Crystal grade Product
         Without prejudice to any other obligation, Chirex shall not be obliged to supply to RPC more than the following tonnages of Crystal grade Product, depending the quantity of Product manufactured by Chirex for RPC hereunder:

         - If RPC orders ***** of Product, Chirex commits to supply RPC up to ***** Crystal Grade,

         - If RPC orders ***** of Product, Chirex commits to supply RPC up to ***** Crystal Grade,

         - If RPC orders ***** of Product, Chirex commits to supply RPC up to ***** Crystal Grade,

5.       PRICE:

         The price for the Product is ***** Chirex's Dudley Plant
         (Incoterms 1990) and is exclusive of any value added tax.

6.       DELIVERY:

         6.1.Delivery shall be in accordance with the details specified in the relevant purchase order.

         6.2. At RPC's request, and on its behalf, Chirex shall directly ship the Product to any place, as designated in each order for the Product communicated to it by RPC and shall arrange transportation at reasonable cost including designating carriers and routes. RPC shall reimburse Chirex for all transportation invoices paid by Chirex for Product shipped hereunder, provided that Chirex forwards the relevant copy invoices to RPC for payment.

         6.3. Any problems or potential problems in relation to delivery of the Product shall at all times be notified forthwith by Chirex to RPC and Chirex shall take the necessary steps to resolve the problem.

         6.4. For some deliveries following the Effective Date, RPC may ask Chirex to administer sales order processing for certain customers, in which case Chirex shall issue such invoices on RPC's request, and on its behalf and in the manner agreed with RPC.

7.       TITLE AND RISK OF LOSS:

         Title and risk of loss shall transfer from Chirex to RPC according to the Incoterms 1990 Ex-Works Chirex's Dudley Plant.

                                                                 CONFIDENTIAL RP

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.


8.       PAYMENT:

         8.1. For every shipment Chirex shall issue an invoice to RPC (which shall include any applicable value added tax).

         8.2. Each invoice issued by Chirex hereunder shall be limited to :

                  (a) the price in respect of the Product delivered, plus VAT (if any); and

                  (b) where RPC instructs Chirex to arrange for transportation, the costs of transportation;

                  (c) any out of pocket expenses incurred by Chirex at the written request of RPC.

         8.3. Payment by RPC will be made on the date which is 30 days from the end of the month in which the invoice is issued.

9        STOCKS
                  9.1. Chirex hereby warrants that Chirex will have at the Effective Date a sufficient inventory of saleable Product (conforming with Article 10.1 requirements) in order to deliver the orders accepted by Chirex before the Effective Date, for delivery after the Effective Date.

                  9.2. Chirex also undertakes to keep during the term of this Supply Agreement adequate inventories of saleable Product (conforming with Article 10.1 requirements) in line with RPC's customers' orders accepted by RPC after the Effective Date (taking into account of RPC's commitments in Schedule 2 and of its further requirements through the remainder of the Term of this Supply Agreement as referred to in
         Article 4.2(b) hereabove).

                  9.3. The parties acknowlege that the minimum level of inventory at the end of each month is ***** of Product available for delivery and use.

                  For the last outstanding orders under this Supply Agreement, the minimum level of inventory shall be ***** or the level of inventory required by such outstanding orders, whichever is the lesser.

                  9.4. The above inventories shall be stocked in adequate storage facilities located at Chirex Dudley Plant or at any other location agreed with RPC.

                                                                 CONFIDENTIAL RP


                  9.5. Upon the termination (for any reason other than a reason attributable to Chirex's default) or expiry of this Supply Agreement, RPC undertakes to purchase at the price set out in Article 5 of this Supply Agreement, any inventory of Product which is in conformity with the specifications and other requirements defined in Article 10.1 below and which is held by Chirex at the effective date of such termination or expiry of this Supply Agreement, provided always that RPC has no obligation to buy any more than one hundred (100) tonnes of Product from Chirex in such circumstances.

                  Notwithstanding the provisions of Article 10.1, such inventory of Product shall not have been produced more than fifteen (15) months prior to such purchase by RPC.

                  9.6. Chirex shall provide for storage of the Product until June 30th, 1997 and thereafter on terms to be agreed.

10 .    WARRANTY/LIABILITY:

                  10.1. Chirex hereby warrants that all Product delivered pursuant to this Supply Agreement :

                  (a) Shall conform in all respects to the specifications set forth in Schedule 1 ("Specifications").

                  It is expressly understood and agreed that such Specifications are identical to the specifications currently used by Chirex to manufacture and sell Product to the former Chirex customers transferred by Chirex to RPC pursuant to the Asset Purchase Agreement;

                  (b) Shall conform in all respects to the packaging specifications set forth in Schedule 3;

                  (c) Shall be free from defect or from any deleterious or excipient material, and in any event shall not comprise any Product as is referred to in Chirex's "Disclosure Letter" of April 2nd, 1997 to RPC;

                  (d) Shall not have been produced more than eighteen(18) months prior to delivery and shall have a shelf-life of not less than twenty four (24) months; and

                  (e) Shall be manufactured at all times in strict conformity with the Good Manufacturing Practices ("GMP"), for which the following GMP reference documents will apply :

                                                                 CONFIDENTIAL RP

                  -"Guidelines for the manufacture of active ingredients" edited by the PIC convention, Document PH 2/87 of June 1987."

                         Note : Commission Directive 91/356/EEC of 13 June 1991
              refers to this PIC guide as being applicable to active pharmaceutical ingredients producers.

                  -"Good Manufacturing Practices for active Ingredients
              Manufacturers", EFPIA / CEFIC August 1996.

              Payment, inspection, acceptance or proper use of Product shall not affect Chirex's obligations under this warranty.

              10.2. If the Parties should fail to agree whether a consignment of Product complies with the warranty of Article 10.1, the matter shall be finally determined by an independent expert to be appointed jointly by the Parties. If the Parties are unable to agree on who the expert should be, they will request the President of the Law Society to choose the expert. The fees and expenses of the expert (who shall act as an expert and not as an arbitrator) shall be for the account of the party against whom the decision of the expert is given.

              10.3. Chirex agrees promptly to replace free of any additional charge consignments of the Product which fail to comply with the warranty of Article 10.1 after which the parties will work together to determine how the production problems which led to any such failures may be overcome.

              10.4. Chirex shall not make any change to the Product manufacturing process without first obtaining RPC's prior written approval to such change.

              10.5. If Chirex is in breach of any of its obligations under this Supply Agreement, RPC may demand that Chirex immediately takes the necessary steps to meet its obligations and to remedy the breach at its own expense. Chirex shall also be liable to and will indemnify RPC in respect of all costs, losses, damages, suits and proceedings suffered by RPC as a consequence of a non-delivery or a defective delivery made by Chirex hereunder. Provided that the maximum liability of Chirex in respect of any breach of this Supply Agreement shall be limited (save in respect of death or personal injury) to (pound sterling) 2,250,000 in respect of any negligent act on its part, but shall be without limitation in respect of any wilful act.

                                                                 CONFIDENTIAL RP

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

              10.6. Chirex acknowledges that RPC has relied on and been induced into entering the Asset Purchase Agreement by the present Chirex supply obligations and continues after the Effective Date to rely on such supply obligations.

              Without prejudice to the provision of Article 10.5 hereabove and to other rights and remedies, should Chirex by negligence or wilful act, not supply the Product ordered by RPC hereunder, then any costs, losses or damages suffered by RPC as a consequence of such breach will be paid by Chirex to RPC. Without prejudice to any other remedy, RPC shall be entitled to recover such damages, by way of set off against the Deferred Payments where such damages exceed (pound sterling) 150,000 and where Chirex has failed to make good such damages or to remedy any such breach as aforesaid within fourteen (14) days of notice to it by RPC requiring the same.

         *****

11.      COMPLIANCE:

              11.1. Chirex shall comply with all laws, regulations, or other governmental regulations applicable to the Product, the production, packing, storage and delivery of the Product and shall indemnify, defend and hold harmless RPC against Chirex's failure to comply with this provision.

              11.2. Chirex agrees to cooperate with RPC to the best of its abilities in the implementation of any of RPC's customers' emergency plan that may need to be implemented as a result of any quality and/or contamination problems relating to the Product.

12.      TRANSITION PROCEDURE:

              12.1. It is expressely agreed that as from the Effective Date, Chirex shall not accept nor enter orders in respect of the Product from such of Chirex former customers who have agreed to transfer to RPC under the Asset Purchase Agreement, nor invoice such

                                                                 CONFIDENTIAL RP

         customers, except as provided for in Article 6.4 above. Any order received by Chirex from such former Chirex customers in respect of Product as from such Effective Date shall be immediately communicated to RPC which shall be responsible for order entry, invoicing and any receivables.

              12.2. It is acknowleged that certain customers of Chirex may not agree to transfer to RPC under the terms of the Asset Purchase Agreement and that the Asset Purchase Agreement sets out the provisions which will apply in this event.

              12.3. All orders received by Chirex in respect of Product from Chirex former customer before the Effective Date for a delivery and invoicing after the Effective Date shall be communicated by Chirex to RPC on the Effective Date and RPC will invoice or request Chirex to administer the concerned shipments under Article 6.4.

13.      FORCE MAJEURE:

              If either party to this Agreement is prevented or delayed in the performance of any of its obligations and/or warranties hereunder by force majeure and if such party gives written notice thereof to the other party within ten (10) days of the first day of such event specifying the matters constituting force majeure, together with such evidence thereof as it reasonably can give, then the party so prevented or delayed will be excused from the performance or punctual performance, as the case may be, of such obligations, as from the date of such event for so long as such cause of prevention or delay continues. For the purpose of this Supply Agreement, the term "force majeure" shall be deemed to be any cause which affects the performance of this Supply Agreement, arising or attributable to, acts of God, war, hostilities, riot, compliance with new governmental legislation, provided that, for the avoidance of doubt, any of the above shall only constitute force majeure if it occurs beyond the reasonable control of the party affected and in any event in the absence of negligence or wilful default on the part of the party claiming force majeure.

              In the event of any one or more of the above causes or circumstances occurring the concerned party shall use its best endeavours to eliminate any such contingence.

              If such event affects Chirex's ability to supply the Product, Chirex shall give RPC priority over the Reserved Customers for the supply of Product. If such event affects Chirex's raw materials and/or utilities, Chirex shall allocate them in priority to RPC and to its other customers under contract in proportion to the contracted volumes.

              The minimum and maximum volumes obligations referred to in Article
         4.1 above shall be reduced in proportion to the quantities of Product which are not supplied by Chirex as a

                                                                 CONFIDENTIAL RP

         result of such force majeure event where such event applies for more than sixty (60) days.

14.      ACCESS/INSPECTION:

              14.1. Chirex shall procure that RPC or its duly authorised representatives be permitted to enter Chirex's manufacturing site and offices concerned by this Supply Agreement on reasonable notice and subject to the conclusion of any necessary and usual confidentiality undertaking, to visit and/or inspect the storage, manufacture, packing and delivery of the Products for the purpose of ensuring compliance of the Products with the warranties defined herebove and to examine the condition and quality of the packaging materials and or the Products stored herein.

              14.2. Chirex shall operate all appropriate quality management systems relating to the Products at its manufacturing site, including the storage of samples of the Products from each batch, at its manufacturing site. RPC shall monitor product quality by appropriate means in consultation with Chirex, who will cooperate with RPC in relation thereto.

15.      REPORTING:

              Upon notification by RPC, Chirex shall submit to RPC within fifteen (15) days, such monthly reports as RPC may reasonably require, such reports to include in respect of such months, statements of :

              (a) the quantity of Product manufactured by Chirex for RPC; and

              (b) the quantity of the Product delivered by Chirex to RPC or to RPC's customers, including the dates of despatch and the size of the consignment; and

              (c) inventory level by grade and packaging.

16.      INSURANCE

              Chirex shall at its cost maintain with reputable insurers product liability insurance in respect of the Product (including coverage of all risks associated with Chirex's obligations under this Supply Agreement) to such reasonable level as shall be consistent with the normal practice of Chirex Limited.

                                                                 CONFIDENTIAL RP


              Chirex shall provide RPC with evidence as to the existence of the above insurance policies on RPC's reasonable request.

17.      EMPLOYEES

              17.1. The Parties apprehend that there are no Employees to whom the Regulations apply in respect of this Supply Agreement.

              17.2. If notwithstanding the foregoing, the Regulations are found by any competent Tribunal or alleged by any Employee(s) to apply in connection with this Supply Agreement (and whether as to the transfer or putative transfer of the contract of employment of any Employee(s) to RPC or to any Regulation requiring consultation of any Employee(s) by any of the Parties, or otherwise) (a "Relevant Event"), then this
         Article 17 shall apply.

              17.3. On the occurrence or threat of a Relevant Event, Chirex shall indemnify and keep indemnified RPC from and against any and all claims, costs, legal costs (on an indemnity basis), proceedings, damages, orders (including orders of reinstatement or re-engagement under the Regulations or under the Employment Rights Act 1996 or at law) or awards whatsoever arising out of or in connection with a Relevant Event or otherwise touching or concerning the contract of employment of any Employee(s) including, without limiting the foregoing, the termination of that contract or the terms thereof or the novation or transfer thereof.

              17.4. RPC agrees to co-operate with Chirex and to allow Chirex to conduct such proceedings in its name (subject to Chirex indemnifying RPC from any costs on a full indemnity basis) in the conduct of any proceedings relating to a Relevant Event provided that RPC shall be under no such obligation if Chirex fails promptly and after written notice from RPC requesting the same to indemnify RPC as aforesaid and RPC shall be at liberty on such failure to conduct such proceedings as it shall see fit (including after written notification to Chirex of its intention to do so, the admission of any liability or the failure to defend any proceedings) without prejudice to its rights under this
         Article 17. RPC will immediately notify Chirex of any claim it receives from or on behalf of any Employee(s).

              17.5. RPC shall, on Chirex failing to indemnify RPC under Article
         17.3 as aforesaid, be entitled to set-off against the Deferred Payments any amounts (whether arising by way of

                                                                 CONFIDENTIAL RP


         claims for damages or other awards made against RPC, or for its costs and expenses) in connection with a Relevant Event.

18.      TRANSFER:

              This Supply Agreement is personal to the Parties and accordingly neither Party shall purport to assign, sub-contract or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other.

19.      SEVERABILITY:

              If any provision of this Supply Agreement is held invalid, such invalidity will not affect other provisions or application of this Supply Agreement which can be given effect without the invalid provision or application, and to this end the provisions of this Supply Agreement are declared to be severable. If such invalidity becomes known or apparent to Chirex and to RPC, Chirex and RPC agree to negotiate promptly in good faith in an attempt to make appropriate changes and adjustments to achieve as closely as possible, consistent with applicable law, the intent and spirit of such invalid provision.

20.      NOTICES:

                  All notices, requests, demands and other communications under this Supply Agreement shall be in writing and shall be properly served if sent by registered mail, or delivered by hand or by facsimile transmission to the following addresses (or to such other addresses as either party may direct in writing by notice as provided herein) and shall be deemed to have been served two (2) days after the posting if sent by first class post or if delivered by hand on the date of delivery, or if sent by facsimile the date of transmission provided that notice facsimile shall have no effect unless confirmed by registered mail posted within one working day transmission :

         If to RPC :
         RHONE-POULENC CHIMIE
         Organic and Pharmaceutical Intermediates Entreprise
         6 Rue Georges Marrane,
         69200 Venissieux (France)
         Attention : Mr Peter Stevenson (or his successor)
         Fax : (0033) 04.72.78.15.18

         If to Chirex :
         CHIREX LIMITED
         Dudley, Cramlington

                                                                 CONFIDENTIAL RP

         Northumberland, NE23 7QG (United Kingdom)
         Attention : Finance Director
         Fax : (0044) (0) 191 250 1154

21.      JURISDICTION:

              The dispute resolution procedures set forth in Article 12 of the Asset Purchase Agreement shall be fully applicable under this Supply Agreement.



22.      ENTIRE AGREEMENT:

              This document, together with its addenda hereto, constitutes the complete and final Supply Agreement between RPC and Chirex and supersedes all previous agreements, undertakings and negotiations between the parties connected therewith. Any additional or different terms provided by either party in subsequent purchase orders or other documents shall not be binding. This document may be modified only by an amendment, expressly stated as such, signed by both parties.

IN WITNESS WHEREOF, the parties have caused this Supply Agreement to be executed by their duly authorized representatives.



CHIREX LIMITED                               RHONE-POULENC CHIMIE
--------------                               --------------------

By : /s/ DAVID F. RAYNOR                     By : /s/ PETER STEVENSON

Name : David F. Raynor                       Name : Peter Stevenson

Title : V.P. Operations                      Title : Director-Pharma Ingredients


Date : 2-4-97                                Date : April 2nd, 97

                                                                 CONFIDENTIAL RP



                                   SCHEDULE 1
                        PRODUCT GRADES AND SPECIFICATIONS

                                                                 CONFIDENTIAL RP



                           [ChiRex Limited Letterhead]

                                    Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

                                   PARACETAMOL

                                      *****



    The information contained in this document is given in good faith and is correct at the time of printing

                                                                 CONFIDENTIAL RP


         Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.


SCHEDULE 2
RPC'S COMMITTMENT TO PURCHASE *****
OF PRODUCT BY GRADES
*****

                                                                 CONFIDENTIAL RP


                                   SCHEDULE 3
                            PACKAGING SPECIFICATIONS

                                                                 CONFIDENTIAL RP


            REXAM DRUMS LIMITED, DISLEY, STOCKPORT, CHESIRE, SK12 2EW

                           SPECIFICATION OF PACKAGING
                                FIBREBOARD DRUMS


DATE:                    18/10/96

CUSTOMER:                ChiRex

TYPE:                    Leverpak                             SPEC NO.   ST48069

DIMENSIONS(MM):
                         Internal               Overall

DIAMETER                 395                    410

HEIGHT                   700                    737

CAPACITY (LITRES):       85.2

MATERIAL AND TYPE:

BODY:                    5 Wraps of 300 GSM Kraft.
                         Wound with Minimum
                         Overlap.

TOP CHIME:               Standard - Electrogalvanised
                         Steel

BASE:                    100 KG Construction.
                         1285 GSM Tray.

BASE CHIMB:              Standard- Electrogalvaniesed
                         Steel.

HEAD:                    Black Plastic Stackable Lid.

CLOSURE(TYPE):           Lever Action.

SPECIAL CHARACTERISTICS: Clean Lid and Top Chimb.
                         Invert and Run Over Vibrating
                         Conveyer.
                         Check Tare Weight.
                         No Creases in Sidewall.


                      All measurements are to BS 1596:1992

                                                                 CONFIDENTIAL RP


                           Specification of Packaging
                                Fibreboard Drums


DATE:                    18/10/96

CUSTOMER:                ChiRex

TYPE:                    Leverpak                             SPEC NO.   ST48062

DIMENSIONS(MM):
                         Internal               Overall

DIAMETER                 510                    525

HEIGHT                   700                    728

CAPACITY (LITRES):       141.9

MATERIAL AND TYPE:

BODY:                    6Wraps of 300 GSM Kraft.  Wound
                         with Minimum Overlap.

TOP CHIME:               Standard - Electrogalvanised Steel

BASE:                    150 KG Construction.
                         1050 GSM Tray.
                         1800 GSM Filler.

BASE CHIMB:              Extended- Electrogalvanised Steel.

HEAD:                    Black Plastic Flat Lid.

CLOSURE(TYPE):           Lever Action.

SPECIAL CHARACTERISTICS: Clean Lid and Top Chimb.
                         Invert and Run Over Vibrating
                         Conveyer.
                         Stamp 135045.
                         No Creases in Sidewall.
                         Check Tare Weight.


                      All measurements are to BS 1596:1992

                                                                 CONFIDENTIAL RP


                           SPECIFICATION OF PACKAGING
                                FIBREBOARD DRUMS


DATE:                    18/10/96

CUSTOMER:                ChiRex

TYPE:                    Leverpak                             SPEC NO.   ST48075

DIMENSIONS(MM):
                         Internal               Overall

DIAMETER                 470                    485

HEIGHT                   700                    737

CAPACITY (LITRES):       121.4

MATERIAL AND TYPE:

BODY:                    5 Wraps of 300 GSM Kraft.
                         Wound with Minimum Overlap.

TOP CHIME:               Standard - Electrogalvanised Steel

BASE:                    100 KG Construction.
                         1675 GSM Tray.

BASE CHIMB:              Extended- Electrogalvanised Steel.

HEAD:                    Beige Plastic Stackable Lid.

CLOSURE(TYPE):           Lever Action.

SPECIAL CHARACTERISTICS: Clean Lid and Top Chimb.
                         Invert and Run Over Vibrating
                         Conveyer.
                         Stamp 135043 and
                         UNIG/Y155/S/YR GB/0436.
                         No Creases in Sidewall.
                         Check Tare Weight.


                     All measurements are to be BS 1596:1992

                                                                 CONFIDENTIAL RP


                      PARACETAMOL GRADES DRUM SPECIFICATION

                              Pack
Product                       Size        Drum
Specification   Grade         (kg)    Specification                     Comments
814001          Fine          75      135043
814002          Fine          75      135057           these drums are recycled 135043 from Ireland
814003          Fine          50      135050
814006          BP Powder     75      135043           fines generated from crystal grade
814007          Extra fine    75      135045
814008          Extra fine    67.5    135045
814009          Extra fine    40
814010          Superfine     50
814011          Crystal       100
814015          Capsule(80    75
                mesh)
814016          Coarse        80                       oversize generated from capsule grade (80 mesh)

                                                                 CONFIDENTIAL RP





                               PROJECT "LATITUDE"



                                    EXHIBIT 2


                        ---------------------------------

                                 AGREED FORM OF
                                   STAMP DUTY
                                    AGREEMENT
                        ---------------------------------






RHONE-POULENC CHIMIE                                   LEGAL AFFAIRS (PARIS)
25 quai Paul Doumer                                    Tel:    33 1 4768 0864 FT
92408 Courbevoie Cedex                                 Fax:    33 1 4768 1332
France
                                                       LEGAL AFFAIRS (UK):
INGREDIENTS PHARMACEUTIQUES                            Tel:    01923 201 515 RN
6, rue Georges Marrane                                               201 511 LAR
69200 Venissieux                                       Fax:    01923 201 931
France                                                 RP-Tel: 450   2+  ***

                                                                 CONFIDENTIAL RP





                           DATED _______________ 1997


                            _________________________

                                    AGREEMENT
                            _________________________



         BETWEEN:-

         (1)      CHIREX LIMITED

         (2)      CHIREX INC.

         (3)      RHONE-POULENC CHIMIE S.A.

                                                                 CONFIDENTIAL RP




THIS AGREEMENT is made this ___________ day of ___________________ 1997

BETWEEN:-


(1)      CHIREX LIMITED

         (Reg. No. 857670)

         ("THE VENDOR")

         whose registered office is at Dudley, Cramlington, Northumberland, NE23 7QG, United Kingdom


(2)      CHIREX INC.

         ("THE GUARANTOR")

         of 65 William Street, Suite 330, Wellesby, Mass., 02181, USA


(3)      RHONE-POULENC CHIMIE S.A.

         (Registered in the Registre du Commerce de Nanterre under number B 642 014 526)

         ("THE PURCHASER")

         whose principal seat is at 25 quai Paul Doumer, 92408 Courbevoie Cedex, France, with offices at 6, rue Georges Marrane, 69200 Venissieux, France.



                                     WHEREAS

A. The Parties intend on the date hereof to enter into an asset purchase agreement relating to the sale by the Vendor of its acetaminophen business to the Purchaser with the Guarantor guaranteeing the Vendor's obligations therein ("the Purchase Agreement").

B. The Purchase Agreement contemplates the execution of certain other documents and agreements in agreed form (of which this Agreement is one) (together, "the Documents", which expression shall include any counterparts but excluding the Mandate so defined in the Purchase Agreement), execution of each of the Documents to take place outside the United Kingdom.

                                                                 CONFIDENTIAL RP




NOW, THEREFORE, IT IS HEREBY AGREED as follows:-

1.       In this Agreement:-

         "DUTY" means any stamp duty (including any fines or penalties) assessed or adjudicated by the Revenue as payable on any of the Documents by virtue of the Stamp Act 1891 (as amended) or any statutory modification or re-enactment thereof;

         "EXCEPTED PURPOSE"      means (i) any judicial proceedings before any
                                 competent court or tribunal in the United
                                 Kingdom or any proceedings or other dealings with the Revenue in which any of the Documents are or would be in issue or otherwise material to such proceedings or other dealings or (ii) as is otherwise required by law or the rules of a recognised stock exchange; or (iii) in circumstances where the Vendor is obliged to disclose any of the Documents in originals to any employees or employee representatives of the Vendor in order to discharge any obligations of consultation with such employees or employee representatives;

         "REVENUE"               means Her Majesty's Inland Revenue,
                                 commissioners or special commissioners therefor or any of Her Majesty's Inspector of Taxes.

2. The Parties hereby irrevocably undertake to each other not to import or permit the importation (whether temporary or otherwise) of any of the Documents into the United Kingdom save only and strictly insofar as may be necessary for an Excepted Purpose.

3. The Purchaser shall pay any Duty due to the Revenue and indemnify the Vendor and the Guarantor therefrom if (but only if):-

         .1 the Purchaser imports or permits the importation of any of the Documents into the United Kingdom; or

         .2 the Vendor and/or the Guarantor imports or permits the importation of any of the Documents into the United Kingdom strictly insofar as may be necessary for an Excepted Purpose PROVIDED THAT the Vendor or the Guarantor (as the case may be) shall import only such of the Documents as are necessary for such Excepted Purpose and shall have given the Purchaser at least ten days' prior written notice of such importation and shall have made such Documents available to the Purchaser or its nominees for the purpose of timely adjudication by the Revenue.

                                                                 CONFIDENTIAL RP

4. If the Vendor and/or the Guarantor imports or permits the importation of any Documents into the United Kingdom for an Excepted Purpose the Purchaser shall procure that the Documents are promptly submitted to H.M. Inland Revenue for adjudication of any Duty payable and shall pay the same within thirty days of assessment.

5. Where Duty becomes due and is paid by a Party on any Document by reason of any other Party breaching any of its undertakings in Clause 2, then that Party in such breach shall promptly indemnify and keep indemnified the other Parties fully and effectively therefrom.

6. The Parties hereby undertake not to import any of the Documents or permit the importation thereof into the United Kingdom in contemplation of or for any purpose connected with any arbitration proceedings between them pursuant to Clause 12.3 of the Purchase Agreement or otherwise unless required to do so by the arbitrator and hereby agree not to rely on any failure to have any of the Documents stamped under the Stamp Act 1891 (as aforesaid) in any proceedings concerning any of them outside the jurisdiction of any court of the United Kingdom, whether in any arbitration proceedings pursuant to Clause 12.3 of the Purchase Agreement or otherwise.

7.       This Agreement shall be governed by English law.

IN WITNESS WHEREOF this Agreement has been signed the day and year first before written:-
                               For & on behalf of
                                 CHIREX LIMITED



                                        :
--------------------------------                 -------------------------------
DIRECTOR                                         WITNESS


                               For & on behalf of
                                   CHIREX INC.





                                        :
--------------------------------                 -------------------------------
DIRECTOR                                         WITNESS


                               For & on behalf of
                            RHONE-POULENC CHIMIE S.A.



                                        :
--------------------------------                 -------------------------------
DIRECTOR                                         WITNESS

                                                                 CONFIDENTIAL RP





                               PROJECT "LATITUDE"



                                    EXHIBIT 3


                           ---------------------------

                                 AGREED FORM OF
                                    RELEASES

                          ----------------------------



RHONE-POULENC CHIMIE                                   LEGAL AFFAIRS (PARIS)
25 quai Paul Doumer                                    Tel:    33 1 4768 0864 FT
92408 Courbevoie Cedex                                 Fax:    33 1 4768 1332
France
                                                       LEGAL AFFAIRS (UK):
INGREDIENTS PHARMACEUTIQUES                            Tel:    01923 201 515 RN
6, rue Georges Marrane                                               201 511 LAR
69200 Venissieux                                       Fax:    01923 201 931
France                                                 RP-Tel: 450   2+  ***

                                                                 CONFIDENTIAL RP



                            [SMITHKLINE BEECHAM PLC]

[             1997]

ChiRex Limited,
(formerly Sterling Organics Limited)
Dudley,
Cramlington,
Northumberland, NE23 7QG

FOR THE ATTENTION OF: A. R. CLARK, ESQ.


DEAR SIRS,

                          PARACETAMOL SUPPLY AGREEMENT

We refer to the paracetamol Supply Agreement dated 17 June 1994 between yourselves and ourselves ("the Supply Agreement").

Rhone-Poulenc Chimie S.A. ("RP") has advised us that you have agreed (subject to contract) to sell your paracetamol business to them and that on 2 April 1997 you accordingly intend to assign to them the benefit and the burden of the Supply Agreement with effect from that date ("the Effective Date"). We confirm (for the avoidance of doubt) that we consent to such assignment.

RP has undertaken to certify to us the effectiveness of such sale and assignment in the form attached to this letter.

We accordingly acknowledge that subject to RP so certifying RP has accepted all rights and obligations under the Supply Agreement from the Effective Date in respect of all products supplied and invoiced by them from that date, and that ChiRex Limited is released from all rights and obligations under the Supply Agreement with effect from the Effective Date.

This letter does not in any way impair or affect our respective rights and obligations accrued in respect of all products supplied by you to us under the Supply Agreement prior to the Effective Date.

Yours faithfully,
For & on behalf of
SMITHKLINE BEECHAM PLC


                                  COUNTERPART:

                                  WE ACKNOWLEDGE RECEIPT OF THE LETTER, OF WHICH THIS IS A COPY, AND CONFIRM OUR ACCEPTANCE OF AND AGREEMENT WITH THE TERMS SET OUT THEREIN.




                                  ------------------------------
                                  FOR & ON BEHALF OF
                                  RHONE-POULENC CHIMIE S.A.

                                                                 CONFIDENTIAL RP


                              [SANOFI CHIMIE S.A.]

[               1997]

ChiRex Limited,
(formerly Sterling Organics Limited)
Dudley,
Cramlington,
Northumberland, NE23 7QG

FOR THE ATTENTION OF: A. R. CLARK, ESQ.


DEAR SIRS,

                          PARACETAMOL SUPPLY AGREEMENT

We refer to the paracetamol Supply Agreement dated 10 August 1995 between yourselves and ourselves ("the Supply Agreement").

Rhone-Poulenc Chimie S.A. ("RP") has advised us that you have agreed (subject to contract) to sell your paracetamol business to them and that on 2 April 1997 you accordingly intend to assign to them the benefit and the burden of the Supply Agreement with effect from that date ("the Effective Date"). We confirm (for the avoidance of doubt) that we consent to such assignment.

RP has undertaken to certify to us the effectiveness of such sale and assignment in the form attached to this letter.

We accordingly acknowledge that subject to RP so certifying RP has accepted all rights and obligations under the Supply Agreement from the Effective Date in respect of all products supplied and invoiced by them from that date, and that ChiRex Limited is released from all rights and obligations under the Supply Agreement with effect from the Effective Date.

This letter does not in any way impair or affect our respective rights and obligations accrued in respect of all products supplied by you to us under the Supply Agreement prior to the Effective Date.

Yours faithfully,
For & on behalf of
SANOFI CHIMIE S.A.


                                  COUNTERPART:


                                  WE ACKNOWLEDGE RECEIPT OF THE LETTER, OF WHICH THIS IS A COPY, AND CONFIRM OUR ACCEPTANCE OF AND AGREEMENT WITH THE TERMS SET OUT THEREIN.

                                  ------------------------------
                                  FOR & ON BEHALF OF
                                  RHONE-POULENC CHIMIE S.A.

                                                                 CONFIDENTIAL RP




                             [RHONE-POULENC CHIMIE]

[               1997]



[Smithkline Beecham Plc]



FOR THE ATTENTION OF: [                 ]


DEAR SIRS,

                          PARACETAMOL SUPPLY AGREEMENT
                           DATED 17 JUNE 1994 BETWEEN
                          YOURSELVES AND CHIREX LIMITED

                                   CERTIFICATE

We hereby certify that the above agreement has been assigned to us with effect from 2 April 1997 pursuant to the terms of an asset purchase agreement dated [2 April 1997] between ourselves as purchaser and ChiRex Limited as vendor of their APAP business. The foregoing assignment takes effect so as to assign to us all of the rights and obligations of ChiRex Limited under the above supply agreement in respect of all APAP products supplied by us to yourselves from 2 April 1997 but is without prejudice to any accrued right or obligation between yourselves and ChiRex Limited in respect of products supplied by them to you prior to that date.

Yours faithfully,
For & on behalf of
RHONE-POULENC CHIMIE S.A.

                                                                 CONFIDENTIAL RP


                             [RHONE-POULENC CHIMIE]

[               1997]


[Sanofi Chimie S.A.]



FOR THE ATTENTION OF: [                 ]


DEAR SIRS,

                          PARACETAMOL SUPPLY AGREEMENT
                          DATED 10 AUGUST 1995 BETWEEN
                          YOURSELVES AND CHIREX LIMITED

                                   CERTIFICATE

We hereby certify that the above agreement has been assigned to us with effect from 2 April 1997 pursuant to the terms of an asset purchase agreement dated [2 April 1997] between ourselves as purchaser and ChiRex Limited as vendor of their APAP business. The foregoing assignment takes effect so as to assign to us all of the rights and obligations of ChiRex Limited under the above supply agreement in respect of all APAP products supplied by us to yourselves from 2 April 1997 but is without prejudice to any accrued right or obligation between yourselves and ChiRex Limited in respect of products supplied by them to you prior to that date.

Yours faithfully,
For & on behalf of
RHONE-POULENC CHIMIE S.A.

                                                                 CONFIDENTIAL RP





                               PROJECT "LATITUDE"



                                    EXHIBIT 4


                           ---------------------------

                                 AGREED FORM OF
                                     MANDATE

                          ----------------------------






RHONE-POULENC CHIMIE                                   LEGAL AFFAIRS (PARIS)
25 quai Paul Doumer                                    Tel:    33 1 4768 0864 FT
92408 Courbevoie Cedex                                 Fax:    33 1 4768 1332
France
                                                       LEGAL AFFAIRS (UK):
INGREDIENTS PHARMACEUTIQUES                            Tel:    01923 201 515 RN

6, rue Georges Marrane                                               201 511 LAR
69200 Venissieux                                       Fax:    01923 201 931
France                                                 RP-Tel: 450   2+  ***

                                                                 CONFIDENTIAL RP



                                     MANDATE




To:
Messrs DIBB LUPTON ALSOP

And to:
Messrs EVERSHEDS
                                                          2 April 1997


DEAR SIRS,
                                 ESCROW ACCOUNT

We hereby request that you open a sterling call deposit account in your joint names on our behalf ("the Account") on the following terms. On your communicating to us the name of the bank ("the Escrow Bank") name, number and other designations of the Account, ChiRex Limited shall pay the sum of (pound sterling) 1 to the credit of the Account, being the opening balance, and we shall jointly bear the Escrow Bank's charges therefor, if any, equally.

                                      TERMS

1. All communications from you concerning the Account shall be made to each of us at our respective addresses and contact details, below.

2. You will not make any drawings on the Account except as provided for in this Mandate.

3.       Without prejudice to the generality of the foregoing, you will not:-

         .1 issue or accept any cheques, bills or promissory notes in respect of the Account other than as strictly provided for herein;

         .2 set-off against the Account any balances you may have with either of us in respect of any other accounts (or other debts or obligations of any description) either of us may have with you from time to time.

4. From time to time Rhone-Poulenc Chimie S.A. may credit a deposit or deposits to the Account (the aggregate of any such deposits being herein referred to as "the Deposit") but nothing in this Mandate shall oblige either of us to make such Deposit.

5. The Deposit shall accrue interest at the best available rate of the Escrow Bank from time to time for sterling call deposit accounts in respect of deposits of the same size as the Deposit.

                                                                 CONFIDENTIAL RP


6. We may jointly at any time prior to any Deposit being made terminate this Mandate and close the Account (subject to meeting the proper charges and fees of the Escrow Bank in connection with the Account).

7. At any time after a Deposit is made, you will hold the same on deposit in the Account (accruing interest as aforesaid and crediting the same to the Account) unless and until:-

         .1 we jointly instruct you in writing to pay the Deposit (or part thereof) to such person or account as we may jointly determine ("a Joint Instruction");

         .2 you obtain or are presented by either of us with leading counsel's certificate in the form annexed hereto ("Counsel's Certificate") (as engrossed and completed or with such parts in Clause 3 of the proforma thereof as annexed to this Mandate deleted by leading counsel), subject to the other terms of this Mandate.

8. A Joint Instruction shall only bind you if presented in duplicate originals.

9. Where, after having honoured a Joint Instruction, there remains an amount in credit in the Account then such credit balance shall (for the avoidance of doubt) stand as the Deposit and this Mandate shall continue to apply thereto.

10.      Counsel's Certificate shall only bind you if:-

         .1       the signature thereon appears to you to be an original; and

         .2 it is presented to both of you by either of us or to both of you on behalf of either of us with our demand for payment in the sum stated as so due in Counsel's Certificate (subject always to Clauses 11 & 12).

11. You shall be entitled at all times (without prejudice to any of your other rights and remedies) to debit to the Account the proper charges and fees of the Escrow Bank in connection with the operation thereof.

12. You shall disregard any Joint Instruction or Counsel's Certificate to the extent that any sum claimed or demanded thereunder exceeds the Deposit after allowing for the charges and fees of the Escrow Bank as aforesaid.

13. Where, after presentation and honouring of Counsel's Certificate (by whomever presented) there remains any balance in the Deposit, then the same shall be paid subject to a Joint Instruction.

14. You undertake to make any payment in satisfaction of a Joint Instruction or the presentation of Counsel's Certificate in accordance with this Mandate on demand and without contestation, and in spite of any protest by either of us.

                                                                 CONFIDENTIAL RP

15. The Account shall be subject to the Escrow Bank's usual terms and conditions for the opening and operation of call deposit accounts in joint names.







16. You shall notify us of any matter concerning this Mandate at our addresses, below, or such other address either of us may notify to you from time to time:-

         RHONE-POULENC CHIMIE S.A.                           CHIREX LIMITED
         6, rue Georges Marrane,                             Dudley,
         69200 Venissieux,                                   Cramlington,
         France                                              Northumberland,
                                                             NE23 7QG,
                                                             United Kingdom

         Fax: (33) 04 72 78 15 18                            Fax: (44) 0191 250 1154

         Attention: Director, Pharmaceutical Ingredients     Attention: Managing Director
                                                                      & Finance Director
         with copy to: Direction Juridique,
                       Rhone-Poulenc Chimie S.A.,
                       25 quai Paul Doumer,
                       92408 Courbevoie,
                       Fax: (33) 01 47 68 13 32
                       Attention: Director

17. For the avoidance of doubt, your charges and fees in connection with this Mandate shall be paid exclusively in the case of Dibb Lupton Alsop by ChiRex Limited, and in the case of Eversheds by Rhone-Poulenc Chimie. Neither of you will make any debit to the Account in respect of such charges and fees.

18. Neither of us shall have any claim against either of you in respect of your making payment in accordance with this Mandate.

19. This Mandate shall be governed by English law and be subject to the exclusive jurisdiction of the English courts.

                                                                 CONFIDENTIAL RP




IN WITNESS WHEREOF we have caused this Mandate to be signed this 2nd day of April 1997 by our respective officers or attorneys:-




Signed by:                                       _______________________________
                                                 DIRECTOR
For & on behalf of
CHIREX LIMITED


in the presence of:                              _______________________________





Signed by:                                       _______________________________

ATTORNEY-IN-FACT
For & on behalf of


RHONE-POULENC CHIMIE S.A.




in the presence of:                              _______________________________

                                                                 CONFIDENTIAL RP




                            ------------------------

                                     ANNEXE
                                       TO
                                     MANDATE

                            -------------------------


                          FORM OF COUNSEL'S CERTIFICATE
                         TO BE ENGROSSED AND COMPLETED,
               TOGETHER WITH ANY NECESSARY DELETIONS TO CLAUSE 3
                               BY LEADING COUNSEL

                                                                 CONFIDENTIAL RP




                         [LEADING COUNSEL'S LETTERHEAD]



To  [Parties' Solicitors                            Date [            ]*





                              COUNSEL'S CERTIFICATE



1. I am the duly appointed arbitrator in an arbitration ("the Arbitration") between ChiRex Limited ("ChiRex") and Rhone-Poulenc Chimie S.A. ("R-P") pursuant to Clause 12.3 of an asset purchase agreement dated 2 April 1997 ("the Agreement").

2.       In the Arbitration, it is my award that:-

         [A Disqualifying Event has arisen under the Agreement and I accordingly hereby certify that R-P is entitled to withhold from the Deferred Payments or is otherwise entitled to payment by ChiRex the sum of [ ]*, [and ChiRex is entitled to the sum of [ ]*]* in accordance with the Agreement.]*

         [No Disqualifying Event has arisen, and I accordingly hereby certify that ChiRex is entitled to payment of the Deferred Payments, in accordance with the Agreement.]*


3. A copy of my written award in the Arbitration is attached hereto, signed by me for identification.

4. This letter (and my certificate) is without liability or responsibility on my part to you.

         Signed ________________________*

         Name:  ________________________* Q.C.

[*To be filled in or deleted by Counsel]

                                                                 CONFIDENTIAL RP





                               PROJECT "LATITUDE"



                                    EXHIBIT 5


                        ---------------------------------

                                 AGREED FORM OF
                                    KNOW-HOW
                                     LICENCE

                        ---------------------------------






RHONE-POULENC CHIMIE                                   LEGAL AFFAIRS (PARIS)
25 quai Paul Doumer                                    Tel:    33 1 4768 0864 FT
92408 Courbevoie Cedex                                 Fax:    33 1 4768 1332
France
                                                       LEGAL AFFAIRS (UK):
INGREDIENTS PHARMACEUTIQUES                            Tel:    01923 201 515 RN
6, rue Georges Marrane                                               201 511 LAR
69200 Venissieux                                       Fax:    01923 201 931
France                                                 RP-Tel: 450   2+  ***

                                                                 CONFIDENTIAL RP




                           DATED _______________ 1997


                            _________________________

                                    AGREEMENT
                            _________________________



         BETWEEN:-

         (1)      CHIREX LIMITED
         (2)      RHONE-POULENC CHIMIE S.A.


                                      INDEX


         1.       Definitions & Interpretation
         2.       Warranty
         3.       Licence
         4.       Audit
         5.       Royalty
         6.       Term & Termination
         7.       Confidentiality
         8.       Jurisdiction


                                    SCHEDULE

         Reserved Customers


                                     EXHIBIT

         Undertaking of Confidentiality

                                                                 CONFIDENTIAL RP



Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

THIS AGREEMENT  is made this _________  day of _______________  1997

BETWEEN:-

(1)      CHIREX LIMITED

         ( "THE LICENSEE")

         of Dudley, Cramlington, Northumberland, NE23 7QG, United Kingdom


(2)      RHONE-POULENC CHIMIE S.A.

         ("RPC")

         of 25 quai Paul Doumer, 92408 Courbevoie Cedex, France


                                     WHEREAS

A. On 2 April 1997 Chirex Inc., the Licensee (as Vendor) and RPC (as Purchaser) entered into an asset purchase agreement effective 2 April 1997 for the sale of certain of the Licensee's business & assets relating to APAP ("the Asset Purchase Agreement")

B. It is contemplated in the Asset Purchase Agreement that certain of the Licensee's customers might not be willing to consent to the assignment of their contracts in relation to APAP to RPC

C. The Parties are now desirous of providing for the supply of APAP to such customers by the Licensee on the terms herein


NOW, THEREFORE, IT IS HEREBY AGREED  as follows:-

1.       DEFINITIONS & INTERPRETATION

         DEFINITIONS

1.1      The following words and expressions have the meanings ascribed below:-

         "APAP", "BUSINESS", EFFECTIVE DATE",
         "KNOW-HOW", "PRODUCT",
         "RESERVED CUSTOMER", "SITE"
         & "SUPPLY AGREEMENT"     means the product, business, date, know-how,
                                  customers, site and agreement so defined in the Asset Purchase Agreement;

                                                                 CONFIDENTIAL RP


Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

         "ROYALTY"                means a royalty payable in pounds sterling by
                                  the Licensee to R-P in respect of Sales as consideration for the licence granted herein and is calculated by subtracting ***** from the Sales Price and dividing by two;


         "SALES" means the Licensee's gross sales in pounds sterling of Product to Reserved Customers invoiced on or after the Effective Date (including any sales invoiced after termination or expiry of this Agreement);

         "SALES PRICE"            means the Licensee's gross invoice price
                                  ex-works (i.e. excluding VAT, carriage, credit notes and discounts) in pounds sterling in respect of Sales;

         "TERM"                   means one year, beginning on the Effective
                                  Date.


         INTERPRETATION

1.2 This Agreement is personal to the Parties. Neither Party shall assign or sub-contract this Agreement (or any right or burden thereunder) without the consent of the other.

1.3 Termination of this Agreement, however arising, shall automatically terminate each licence herein granted.

1.4 Each payment or sum of money to be paid hereunder is stated exclusive of VAT, which shall be payable in addition where applicable. All payments hereunder shall be in pounds sterling free of all deductions.

1.5 A Party shall not be deemed to have waived any of its rights and benefits under this Agreement unless expressly so declaring.

1.6 No warranty or representation not expressly referred to herein shall be implied.

1.7      This Agreement shall be governed by English law.

2.       RESERVED CUSTOMERS

2.1 Reserved Customers are scheduled hereto. The Parties may from time to time add Reserved Customers to the Schedule or delete them, as they may agree.

                                                                 CONFIDENTIAL RP


2.2 For the avoidance of doubt, nothing in this Agreement shall permit the Licensee to use or otherwise exploit the Know-How and/or to sell the Product or in any way to undertake any business in competition with the Business save as it is expressly licensed pursuant to Clause 3 to do in respect of Product supplied to Reserved Customers, only.

2.3 The Licensee warrants and undertakes to RPC that (notwithstanding any agreement with any Reserved Customer) no supply by the Licensee of any Product to Reserved Customers shall in any way impair or prejudice the Licensee's ability to fulfil and discharge all of its obligations under the Supply Agreement.


3.       LICENCE

3.1 RPC hereby licenses the Licensee to make and sell the Product to Reserved Customers, only and to use and work the Know-How at the Site, during the Term in the production of the Product for supply thereof to Reserved Customers only, in consideration of the Royalty and subject to the other provisions of this Agreement.

3.2 The Licensee shall not in any way assign, transfer or sub-license the Know-How.


4.       AUDIT

4.1 Twice during the Term RPC shall be entitled to conduct at its own cost an audit of the Licensee's books and records and of the Site for the purposes solely of ascertaining and verifying any calculation of Royalty, (and in particular in ascertaining Sales Prices) or verifying that the Licensee adequately maintains the confidentiality of the Know-How.

4.2 One of the foregoing audits may be conducted by RPC within ninety days after the end of the Term.

4.3 No audit (or failure to audit) by RPC shall in any way relieve the Licensee from any of its obligations herein.

4.4 RPC shall procure that its auditors observe any reasonable obligations of confidentiality to the Licensee in performing the audit.


5.       ROYALTY

5.1 No later than the fifteenth of each month during the Term after the first month thereof (and thereafter until the Licensee shall certify in writing to RPC that the Licensee no longer has any outstanding invoices to Reserved Customers) the Licensee shall issue a statement to RPC stating:-

                                                                 CONFIDENTIAL RP



Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.

         .1 Sales made in the preceding month, broken down by Reserved Customer, Product, Sales Price and volume;

         .2 the due date ("the Due Date") for payment by Reserved Customers in respect of such Sales;

         .3       the Royalty payable to RPC in respect of such Sales.

5.2 RPC shall from time to time (but not more frequently than monthly) invoice the Licensee for Royalty in respect of all Sales for which the Due Date precedes the date of such invoice.

5.3 The Licensee shall pay the Royalty against such invoices within three days of the date thereof, such payment to be made without any deductions, levies or set-off whatsoever.

5.4 For the avoidance of doubt if for any reason the Sales Price is less than ***** then Royalty shall be deemed to be nil.


6.       TERM & TERMINATION

6.1 Unless previously lawfully terminated, this Agreement shall subsist for the Term and terminate automatically on the last day thereof.

6.2 Termination pursuant to Clause 6.1 shall be without prejudice to any accrued right or obligation of the Parties but shall otherwise be without fault or penalty on either Party.

6.3 Termination, however arising, shall not in any way limit Clause 7, which shall continue in full force.

6.4 Without prejudice to any other right or remedy either Party may terminate this Agreement at any time forthwith by simple notice in writing to the other Party where that other Party:-

         .1 suffers or permits the appointment of administrators, liquidators, receivers or administrative receivers in respect of its business and/or undertaking or part thereof, or otherwise compounds with its creditors, or has a petition presented for its winding-up or is insolvent within the meaning of Section 123, Insolvency Act 1986;

         .2 is in breach of this Agreement in circumstances as would allow the first Party to treat this Agreement as repudiated at law;

         .3 is in breach of this Agreement and remains in breach twenty days after written notice from the other requiring such breach to be remedied.

                                                                 CONFIDENTIAL RP



6.5 On termination (however arising) the Licensee shall forthwith return to RPC any Know-How reduced to writing and/or stored or recorded in any medium or material in the Licensee's control.


7.       CONFIDENTIALITY

7.1 The Licensee shall treat the Know-How as strictly confidential and shall not disclose or permit disclosure of the same save as permitted under Clause 7.2, nor shall the Licensee use or permit the use of the Know-How save in the manufacture of the Product.

7.2 The Licensee shall procure that any of its employees needing to know the Know-How shall enter into separate obligations of confidentiality in favour of RPC in the terms exhibited hereto.

7.3 The Licensee shall not make copies of Know-How save with the consent of RPC; any such copies shall be carefully controlled by the Licensee and shall be marked clearly to identify RPC's ownership.

7.4 Without limiting the foregoing, each Party shall treat as strictly confidential, and shall not use or disclose, any confidential or commercial or technical information belonging to the other, save under compulsion of law (and then only insofar as so compelled).

7.5 Clause 7.4 shall not apply to any information in the public domain through no fault of the receiving Party or information developed or received by a Party wholly independently of the other Party (the Party claiming exemption to prove its claim).


8.       JURISDICTION

8.1 The Parties hereby submit to the English jurisdiction but without prejudice to the enforcement and execution of any order or judgment of that jurisdiction in any other jurisdiction.

                                                                 CONFIDENTIAL RP



IN WITNESS WHEREOF this Agreement has been signed the day and year first before written:-



                               For & on behalf of
                                 CHIREX LIMITED




------------------------------                 ---------------------------------
                                               WITNESS




                               For & on behalf of
                            RHONE-POULENC CHIMIE S.A.




------------------------------                 ---------------------------------
                                               WITNESS

                                                                 CONFIDENTIAL RP

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.




                                    SCHEDULE

                         -------------------------------

                               RESERVED CUSTOMERS

                         -------------------------------




                                     *****

                                                                 CONFIDENTIAL RP


                                     EXHIBIT

                    -----------------------------------------

                         UNDERTAKING OF CONFIDENTIALITY

                    -----------------------------------------

I acknowledge that I am aware of the terms of an agreement entered into between Chirex Limited (my employers) and Rhone-Poulenc Chimie S.A. ("RPC") dated 2 April 1997 ("the Agreement") in connection with the Know-How. I also acknowledge that RPC requires the following undertaking before permitting my employers to use "the Know-How" defined in the Agreement.

Accordingly, I undertake to RPC to observe and be bound by Clause 7 of the Agreement as if I were a party thereto jointly with my employers to the extent that I become aware of any such Know-How.

I also understand that Clause 7 (and my undertaking) survives termination of the Agreement.




         NAME                 Position               Signature                Date
         ----                 --------               ---------                ----

----------------------  ---------------------  ---------------------  ---------------------


----------------------  ---------------------  ---------------------  ---------------------


----------------------  ---------------------  ---------------------  ---------------------


----------------------  ---------------------  ---------------------  ---------------------


----------------------  ---------------------  ---------------------  ---------------------


----------------------  ---------------------  ---------------------  ---------------------

                                                                 CONFIDENTIAL RP





                               PROJECT "LATTITUDE"



                                    EXHIBIT 6


                            -------------------------

                                DISCLOSURE LETTER

                            -------------------------






Rhone-Poulenc Chimie                                    Legal Affairs (Paris)
25 quai Paul Doumer                                     Tel:    33 1 4768 0864FT
92408 Courbevoie Cedex                                  Fax:    33 1 4768 1332
France

                                                        Legal Affairs (UK):
Ingredients Pharmaceutiques                             Tel:    01923 201 515RN
6, rue Georges Marrane                                                201 511LAR
69200 Venissieux                                        Fax:    01923 201 931
France                                                  RP-Tel: 450   2+ ***

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.



Rhone-Poulenc Chimie Europe SA
25 Quai Paul Doumer
92408 Courbevoie Cedex
PARIS



Dear Sirs

ChiRex Limited

We refer to the agreed draft of an agreement (the "Agreement") proposed to be entered into later today between ChiRex Limited(1), ChiRex Inc(2) and Rhone-Poulenc Chimie SA(3) relating to the sale of the business and assets of ChiRex Limited relating to APAP.

This letter is the disclosure letter referred to in the Agreement. This disclosure letter places on record the disclosures made by ChiRex Limited to Rhone-Poulenc Chimie SA in relation to the warranties contained in the Agreement.

The following are specific disclosures:

1.       *****

2.       *****

Please acknowledge receipt of this letter by signing and returning the enclosed duplicate copy.

Yours faithfully



-------------------------

For and on behalf of
ChiRex Limited



We acknowledge receipt of this disclosure letter

Yours faithfully



-------------------------

For and on behalf of
Rhone-Poulenc Chimie SA